Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of December 7, 2016, is made by and among Security Devices International Inc., a corporation organized under the laws of the State of Delaware (the "Company"), each of the purchasers (individually, a "Purchaser" and collectively the "Purchasers") set forth on the execution pages hereof (each, an "Execution Page" and collectively the "Execution Pages"), and Northeast Industrial Partners, LLC, as collateral agent pursuant to Section 8 (the "Collateral Agent").

BACKGROUND

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").
B. Upon the terms and conditions stated in this Agreement, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase, a senior secured convertible promissory note, in the form attached hereto as Exhibit A (collectively, the "Notes"), in the principal face amount of $1,000 (which aggregate amount for all Purchasers shall be USD$1,500,000), which Notes shall initially be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") upon the terms set forth in the Notes.  The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes are referred to herein as the "Conversion Shares."  The Notes and Conversion Shares are collectively referenced herein as the "Securities" and each of them may individually be referred to herein as a "Security."
C. In connection with the Closing pursuant to this Agreement, the Company will execute and deliver, and shall cause each of its Subsidiaries (as defined in Section 3(a)) to execute and deliver, as applicable, a Security Agreement (the "Security Agreement"), a Security Agreement - Trademarks, Patents and Copyrights (the "IP Security Agreement," and, together with the Security Agreement, the "Security Agreements"), a Guaranty and Suretyship Agreement (the "Guaranty") and a Borrower/Subsidiary Pledge Agreement (the "Pledge Agreement"), in the forms attached hereto as Exhibit B, Exhibit C, Exhibit D and Exhibit E, respectively, in favor of the Collateral Agent (as defined herein) for the benefit of all of the Purchasers, pursuant to which the Company and its Subsidiaries have agreed to grant a security interest in all of their respective properties and assets in order to secure the Company's obligations under the Notes and the Subsidiaries' obligations under the Guarantees.
D. The Company has entered into that certain Trust Indenture dated as of December 7, 2016 (as amended and in effect from time to time, the "Indenture"), pursuant to which the Company has issued its Series B Convertible Secured Debentures (as in effect on the date hereof, the "Subordinate Debentures") in the aggregate original principal amount of up to CAD$1,549,000 in exchange for some of its 12% unsecured debentures issued by the Company in August 2014 in equal amount of principal and accrued interest (the "Unsecured Debentures").
E. In connection with the Closing pursuant to this Agreement, the Company, TSX Trust Company, as trustee under the Indenture ("Indenture Trustee") for itself and on behalf of the holders of the Subordinate Debentures (the "Debentureholders"), the Purchasers and the Collateral Agent shall execute and deliver an Intercreditor and Subordination Agreement (the "Intercreditor Agreement") in the form of Exhibit F (the Security Agreement, the IP Security Agreement, the Guaranty, the Pledge Agreement, the Intercreditor Agreement and any other document securing the Notes, are hereinafter collectively referred to as the "Security Documents").

F. This Agreement, the Notes, the Security Agreements, the Guarantees, the Pledge Agreement, any other Security Documents and all other agreements executed and delivered in connection herewith and therewith are collectively referred to herein as the "Transaction Documents."
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers, intending to be legally bound, hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.
(a) Purchase and Sale of Notes.  Subject to the terms and conditions hereof, at the Closing (as defined in Section 1(b) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, such principal amount of Notes as is set forth on such Purchaser's Execution Page, for a purchase price (as to each Purchaser, the "Purchase Price") of $1,000 per $1,000 in principal amount of Notes.
(b) The Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Hinckley Allen & Snyder LLP, 28 State Street, Boston, Massachusetts at 10:00 a.m., Boston time, on the date hereof, or such other time or place as the Company and the Purchasers may mutually agree (the "Closing Date").
2. PURCHASER'S REPRESENTATIONS AND WARRANTIES.
Each Purchaser severally, but not jointly, represents and warrants to the Company as follows:

(a) Purchase for Own Account, Etc.  Such Purchaser is purchasing the Securities for such Purchaser's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.  Such Purchaser understands that such Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any of the Securities.  Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.
(b) Accredited Investor Status.  Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.
(c) Reliance on Exemptions.  Such Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.
(d) Information.  Such Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel.  Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of its representatives shall modify, amend or affect such Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below.  Such Purchaser understands that such Purchaser's investment in the Securities involves a high degree of risk.
(e) Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Authorization; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Purchaser and is a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
(g) Residency.  Such Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.
(h) Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including short sales, in the securities of the Company during the period commencing from the time that such Purchaser was first contacted by the Company or any other person disclosing the material terms of the transactions contemplated hereunder until the date hereof.  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.
Each Purchaser's representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Securities pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose.  Accordingly, the Company may not rely on such representations and warranties for any other purpose.  No Purchaser has made or hereby makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as set forth on a Disclosure Schedule executed and delivered by the Company to each Purchaser (the "Disclosure Schedule") or as set forth in the Select SEC Documents (as defined in Section 3(g) below), other than what is set forth in the Risk Factors of any such Select SEC Documents or any other disclosure that is forward looking or prospective in nature in any such Select SEC Documents, the Company represents and warrants to each Purchaser as follows:

(a) Organization and Qualification.  The Company and each of its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify or be in good standing would have a Material Adverse Effect.  For purposes of this Agreement, "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.  The Company has no Subsidiaries except as set forth in Section 3(a) of the Disclosure Schedule, each of which is, except as set forth on such schedule, a direct or indirect wholly-owned subsidiary of the Company.
(b) Authorization; Enforcement.  (i) The Company and, with respect to each of the other Transaction Documents to which any such Subsidiary is a party, each of its Subsidiaries, as applicable, has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Notes in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Notes in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and each of its Subsidiaries, as applicable, and the consummation by them of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes by the Company and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company's and each of its Subsidiaries' Board of Directors, as applicable, and no further consent or authorization of the Company or any of its Subsidiaries, their Boards of Directors, or any committee of their Boards of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company and each of its Subsidiaries, as applicable, of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company and each of its Subsidiaries, as applicable, enforceable against the Company and its Subsidiaries in accordance with their terms.  Neither the execution, delivery or performance by the Company or any of its Subsidiaries of their obligations under this Agreement or the other Transaction Documents, nor the consummation by them of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes by the Company) requires any consent or authorization of the Company's stockholders, or the stockholders of any of the Company's Subsidiaries.

(c) Capitalization.  The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Notes is set forth in Section 3(c) of the Disclosure Schedule.  All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, validly issued, fully paid and non-assessable.  No issuances of shares of capital stock of the Company (including the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company.  Except for the Securities, the Subordinate Debentures and the Unsecured Debentures and as set forth in Section 3(c) of the Disclosure Schedule, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances, contracts, commitments, understandings or arrangements contemplated, (ii) there are no contracts, commitments, understandings or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act; (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or otherwise acquire any security of the Company or any of its Subsidiaries; and (iv) the Company does not have any shareholder rights plan, "poison pill" or other anti-takeover plans or similar arrangements.  Section 3(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions, and, except as and to the extent set forth thereon, the sale and issuance of the Securities will not trigger any anti-dilution adjustments to any such securities or instruments.  The Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation") may be amended by the vote of the holders of the majority of the outstanding equity securities of the Company entitled to vote thereon.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.
(d) Issuance of Securities.  The Notes are duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims and encumbrances, (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (iii) will not impose personal liability on the holder thereof.  The Conversion Shares are duly authorized and, upon conversion of the Notes in accordance with their terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances.  Upon conversion of the Notes in accordance with their terms, the Conversion Shares (x) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person (except as contemplated by the Transaction Documents) and (y) will not impose personal liability upon the holder thereof. The issuance by the Company of the Securities is exempt from registration under the Securities Act.
(e) No Conflicts; Consents.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the Company's Bylaws as in effect on the date hereof (the "Bylaws") , (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect).  Except (x) for the filing of a Form D with the SEC, (y) as may be required for compliance with applicable state securities or "blue sky" laws and the rules and regulations of the Principal Market, or (z) as otherwise set forth in Section 3(e) of the Disclosure Schedule, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other third party) in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the other Transaction Documents.

(f) Compliance.  Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents and no Subsidiary is in violation of any of its organizational documents.  Except as set forth in Section 3(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect.  The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate have not had and would not have a Material Adverse Effect.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company or any Subsidiary, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct of its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.
(g) SEC Documents, Financial Statements.  Except as otherwise set out in Section 3(g) of the Disclosure Schedule, since November 30, 2015, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the "SEC Documents").  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments).  Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.  No other information provided by or on behalf of the Company to the Purchasers that is not included in the Select SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(h) Intellectual Property.  Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has sufficient rights to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future.  Section 3(h) of the Disclosure Schedule sets forth a list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, registered copyrights, copyright applications, licenses and permits material to the Company and owned and/or used by the Company in its business.  To the knowledge of the Company and its Subsidiaries, neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles.  Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles.  Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its Subsidiaries' ownership of or right to use its Intangibles and there is no reasonable basis for any such claim to be successful.  The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing.  The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses.  To the knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its Subsidiaries.
(i) Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.  Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
(j) Listing.  Since at least January 1, 2014, the Common Stock has been and currently is listed for trading on the TSX Venture Exchange Inc. (the "Principal Market").  The Company is not in violation of the listing requirements of the Principal Market, does not reasonably anticipate that the Common Stock will be delisted by the Principal Market for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from the Principal Market.
(k) Anti-Takeover Provisions.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation (including, without limitation, Section 203 of the Delaware General Corporation Law, as amended) which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any and all Purchaser's ownership of the Securities.
(l) No General Solicitation or Integrated Offering.  Neither the Company nor any distributor, agent or affiliate participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, agent or affiliate has conducted any "general solicitation" (as such term is defined in Regulation D) with respect to the Securities being offered hereby.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Notes to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or any applicable stockholder approval provisions.

(m) Indebtedness and Other Contracts.  Except as disclosed in Section 3(m) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (y) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(n) Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
(o) Disclosure.  All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.
4. COVENANTS.
(a) Best Efforts.  The Company and the Purchasers shall use their respective best efforts timely to satisfy each of the conditions described in Sections 5, 6 and 7 of this Agreement.
(b) Form D;  Blue Sky Laws.  The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom.

(c) Listing.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall maintain the listing of all Conversion Shares from time to time issuable upon conversion of the Notes on each securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed.  The Company shall comply in all respects with the reporting, filing and other obligations under the bylaws or rules of such exchanges, or such electronic system, as applicable. The Company shall promptly provide to each Purchaser copies of any written notices it receives regarding the continued eligibility of the Common Stock for trading on any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.
(d) Corporate Existence.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction assumes the Company's obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith.
(e) No Integrated Offerings.  The Company shall not make any offers or sales of any security under circumstances that would require registration of the Notes being offered or sold hereunder under the Securities Act or cause this offering of the Notes to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.
(f) Legal Compliance.  The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.
(g) Redemptions, Dividends and Repayments of Indebtedness.  So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Notes, the Company shall not, without first obtaining the written approval of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding (which approval may be given or withheld by such holders in their sole and absolute discretion), repurchase, redeem or declare or pay any cash dividend or distribution on any shares of capital stock of the Company or repay or prepay any Indebtedness (except for any capital leases) (i) other than trade payables in the ordinary course of business of the Company, (ii) the Notes, and (ii) as expressly required pursuant to the terms of such Indebtedness as in effect on the date hereof (other than as modified pursuant to the express terms of this Agreement or the Transaction Documents).
(h) Shareholders Rights Plan.  No claim shall be made or enforced by the Company or any other person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or any other Transaction Documents or under any other agreement between the Company and the Purchasers.
(i) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company shall execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

5. SECURITIES TRANSFER MATTERS.
(a) Transfer or Resale.  Each Purchaser understands that (i) the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities (including in conformity with applicable prospectus delivery requirements, if any); or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144; or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 5(b); and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws.  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.
(b) Legends.  Each Purchaser understands that the Notes and the certificates for the Conversion Shares may bear a restrictive legend in substantially the following form:
Legend A

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Legend B

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MUST NOT TRADE THE SECURITY BEFORE [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].
and in the case of Notes or Conversion Shares held by an Insider (as that term is defined by the Principal Market.):

Legend C

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].

Legend A set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances that such Security can be can be sold under Rule 144(k) or has been, or is to be otherwise, sold under Rule 144.  In the event Legend A is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to such Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend.  Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

(c) Transferees Bound by Transaction Documents.  Notwithstanding the provisions of this Section 5, no Purchaser may transfer the Notes unless the transferee agrees in writing to be bound by all of the provisions of the Transaction Documents (including, but not limited to, Section 8 of this Agreement), and it shall be a condition to any such transfer that any such transferee execute and deliver appropriate documentation, in form and substance reasonably satisfactory to the Company and the Collateral Agent, to such effect.
6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell the Notes to each Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions as to such Purchaser, provided that such conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Execution of Transaction Documents.  Each Purchaser shall have executed such Purchaser's Execution Page to this Agreement and each other Transaction Document to which such Purchaser is a party and delivered the same to the Company.
(b) Payment of Purchase Price.  Each Purchaser shall have delivered the full amount of such Purchaser's Purchase Price to the Company by wire transfer in accordance with the Company's written wiring instructions.
(c) Representations and Warranties True; Covenants Performed.  The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.
(d) No Legal Prohibition.  No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.
The obligation of each Purchaser hereunder to purchase the Notes for which it is subscribing from the Company hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for each Purchaser's individual and sole benefit and may be waived by any Purchaser as to such Purchaser at any time in such Purchaser's sole discretion:

(a) Execution of Transaction Documents.  The Company shall have executed such Purchaser's Execution Page to this Agreement and each other Transaction Document to which the Company is a party (including, without limitation, the Security Agreements, the Guaranty, the Pledge Agreement and any other Security Document) and delivered executed originals of the same to such Purchaser.
(b) Execution of Security Documents.  Each of the Subsidiaries shall have executed the Security Agreements, the Guaranty, the Pledge Agreement and any other Security Document to which such Subsidiary is a party and delivered executed originals of the same to such Purchaser.  The Indenture Trustee and the Collateral Agent shall have executed and delivered the Intercreditor Agreement.
(c) Delivery of Notes.  The Company shall have delivered to such Purchaser duly executed Notes for the principal amount of Notes being purchased by such Purchaser (each in such denominations as such Purchaser shall request), registered in such Purchaser's name.
(d) Listing.  The Common Stock shall be authorized for quotation and listed on the Principal Market and trading in the Common Stock (or on the Principal Market generally) shall not have been suspended by the SEC or the Principal Market.
(e) Representations and Warranties True; Covenants Performed.  The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.
(f) No Legal Prohibition; Government Approval.  No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of, any of the transactions contemplated by this Agreement.  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes.
(g) No Material Adverse Change.  There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.
(h) Corporate Approvals.  Such Purchaser shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents they reasonably request in connection with the Closing.
(i) Debenture Exchange.  Holders of at least 80% of the aggregate face amount of the outstanding Unsecured Debentures of the Company shall have agreed to exchange their Unsecured Debentures for an equal aggregate face amount of Subordinate Debentures.

(j) Good Standing Certificates.  The Company shall have delivered to such Purchaser a true copy of a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.
(k) Transfer Agent Certification.  The Company shall have delivered to such Purchaser a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.
(m) UCC Search Results.  Within three (3) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Purchaser (A) copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except for the Liens granted under the Security Documents or as otherwise agreed in writing by the Purchasers, shall cover any of the Collateral (as defined in the Notes) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Purchasers shall not show any such Liens (as defined in the Security Agreement); and (B) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Purchasers.

8. COLLATERAL AGENCY PROVISIONS.
(a) Appointment of Collateral Agent.  The Purchasers hereby appoint the Collateral Agent to act as collateral agent and the Collateral Agent agrees to act as collateral agent for the Purchasers, as contemplated herein and in the Security Documents.
(b) Collateral Agent Authorized to Enter into Security Documents.  Each of the Purchasers authorizes and directs the Collateral Agent to enter into the Security Documents on its behalf.
(c) Amendment to Security Documents.  The Purchasers holding at least a majority of the total outstanding principal balance of the Notes (the "Required Holders") shall have the right to direct the Collateral Agent in writing, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of any Security Document and to release any Collateral (as defined in the Security Documents) from any lien or security interest held by the Collateral Agent; provided, however, that (i) no such direction shall require the Collateral Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Collateral Agent) is intended to benefit the Collateral Agent, (ii) the Collateral Agent shall have the right to decline to follow any such direction if the Collateral Agent shall determine in good faith that the directed action is not permitted by the terms of any Security Document or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of any Security Document the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Collateral Agent may rely on any such written direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Collateral Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with any of the Security Documents.

(d) Duties of Collateral Agent.
(i) Powers.  The Collateral Agent shall have and may exercise such powers under the Security Documents as are specifically delegated to the Collateral Agent by the terms hereof and thereof.  The Collateral Agent shall not have any implied duties or any obligations to take any action under this Agreement or the Security Documents.
(ii) No Obligation to Act.  The Collateral Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers, including, without limitation, the instructions set forth in Section 8(c) hereof; provided, however, that the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Collateral Agent, it shall have been provided indemnity from the Company satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof.
(iii) Action by Collateral Agent.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Collateral Agent shall have no obligation to take any actions under the Security Documents.
(iv) Independent Right of Each Purchaser to Instruct Collateral Agent.  The right of each Purchaser to instruct the Collateral Agent is the separate and individual property of such Purchaser and may be exercised as such Purchaser sees fit in its sole discretion and with no liability to any other such Purchaser for the exercise or non-exercise thereof.  Without limiting the foregoing, the Required Holders shall not be liable under any circumstances to any other Purchaser for any action taken or omitted to be taken hereunder by the Collateral Agent upon written instructions from the Required Holders.
(v) Relationship Between Collateral Agent and Purchasers.  The relationship between the Collateral Agent and the Purchasers is and shall be only to the extent explicitly provided for herein that of agent and principal and nothing herein contained shall be construed to constitute the Collateral Agent a trustee for any Purchaser or to impose on the Collateral Agent duties and obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, neither the Collateral Agent nor any of its directors, officers, employees, partners or agents shall:
(A) be responsible to the Purchasers for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, perfection, effectiveness or enforceability of, the Security Documents (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),
(B) be responsible to the Purchasers for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any security interest in the Collateral (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),
(C) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by any person or entity of its or their obligations under any Security Document (it being expressly understood that any determination of the foregoing is the responsibility of each Purchaser),
(D) be deemed to have knowledge of the occurrence of an Event of Default (as defined in the Notes), or any event, condition or circumstance the occurrence of which would, with the giving of notice or the passage of time or both, constitute an Event of Default,

(E) be responsible or liable to the Purchasers for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen solely through the gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,
(F) have any liability to the Purchasers for any error or omission or action or failure to act of any kind made in the settlement, collection or payment in connection with any of the Security Documents or any of the Collateral or any instrument received in payment therefor or for any damage resulting therefrom other than as a sole result of its own gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction,
(G) in any event, be liable to the Purchasers as such for any action taken or omitted by it, absent, in each case described in this subsection, its gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, or
(H)  be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(e) Standard of Care.  Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Agreement shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Security Documents or the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.  In no event shall the Collateral Agent be liable under or in connection with this Agreement or any Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
(f) Collateral In Possession of Collateral Agent.  The Collateral Agent shall be at liberty to place any of the Collateral, this Agreement, the Security Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of such documents in any safe deposit box, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and the Collateral Agent shall not be responsible for any loss thereby incurred unless such loss is solely the result of the Collateral Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.  The Collateral Agent's books and records shall at all times show that the Collateral is held by the Collateral Agent subject to the pledge and lien of the Security Documents.
(g) Agents, Officers and Employees of Collateral Agent.  The Collateral Agent may execute any of its duties under the Security Documents by or through its agents, officers or employees.  Neither the Collateral Agent nor any of its agents, officers or employees shall be liable for any action taken or omitted to be taken by it or them in good faith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss unless any of the foregoing shall happen through its or their gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.

(h) Appointment of Co-Agent.  Whenever the Collateral Agent shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the Security Documents, or in the event that the Collateral Agent shall have been requested to do so by or on behalf of the Required Holders, the Collateral Agent shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute a bank or trust company, or one or more other persons or entities approved by the Collateral Agent, either to act as co-agent or co-agents with respect to all or any part of the Collateral or with respect to the Security Documents, jointly with the Collateral Agent or any successor or successors, or to act as separate agent or agents of any such property, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank, trust company or other persons or entities as such co-agent or separate agent, as the case may be, any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Required Holders or the Collateral Agent.
(i) Reliance on Certain Documents.  The Collateral Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or entity, and with respect to all legal matters shall be entitled to rely on the advice of legal advisors selected by it concerning all matters relating to the Security Documents and its duties hereunder and thereunder and otherwise shall rely on such experts as it deems necessary or desirable, and shall not be liable to any Purchaser or any other person or entity for the consequences of such reliance in the absence of gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.
(j) Collateral Agent May Have Separate Relationship with Parties.  The Collateral Agent (or any affiliate of the Collateral Agent) may, notwithstanding the fact that it is the Collateral Agent, act as a lender to the Company and lend money to, and generally engage in any kind of business with such party in the same manner and to the same effect as though it were not the Collateral Agent; and such business shall not constitute a breach of any obligation of the Collateral Agent to the other Purchasers.
(k) Indemnification of Collateral Agent.  The Company hereby agrees to indemnify and hold harmless the Collateral Agent (and its directors, officers and employees) for any and all liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the fees and other charges of counsel) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent, in any way relating to or arising out of the Security Documents or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof, provided that the Company shall not be liable for any of the foregoing to the extent they arise from gross negligence or willful misconduct on the part of the Collateral Agent as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.  This Section 8(k) shall survive the termination of this Agreement.  Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require the Company to deposit, and the Company shall deposit, with the Collateral Agent sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action, and the Collateral Agent shall have no liability hereunder for failure to take such action unless the Company promptly deposits such sums; provided, however, that if the Company fails to deposit such amounts within 3 business days of the Collateral Agent's request therefore, the Collateral Agent shall notify the Purchasers of such failure.
(l) Resignation and Removal.  The Collateral Agent at any time may resign, upon 30 days' prior written notice, by an instrument addressed and delivered to the Purchasers and the Company and may be removed at any time with or without cause upon 30 days' prior written notice, by an instrument in writing duly executed by duly authorized signatories of the Required Holders.  The Required Holders shall have the right to appoint a successor to the Collateral Agent upon any such resignation or removal, by instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirement, without any formality other than appointment and designation in writing, a copy of which instrument or writing shall be sent to each Purchaser.  Upon the making of such appointment and delivery to such successor Collateral Agent of the Collateral then held by the retiring Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties conferred hereby and by the Security Documents upon the Collateral Agent named herein, and one or more such appointments and designations shall not exhaust the right to appoint and designate further successor Collateral Agents hereunder.  The retiring Collateral Agent shall not be discharged from its duties and obligations hereunder until, and the retiring Collateral Agent shall be so discharged when, all the Collateral held by the retiring Collateral Agent has been delivered to the successor Collateral Agent and such successor Collateral Agent shall execute, acknowledge and deliver to each holder of the Notes and to the Company an instrument accepting such appointment.  If no successor shall be appointed and approved on or prior to the date of any such resignation, the resigning Collateral Agent may apply to any court of competent jurisdiction to appoint a successor to act until a successor shall have been appointed by the Required Holders as above provided.

(m) Rights with Respect to Collateral.
(i) Each Purchaser agrees with all other Purchasers (A) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Purchasers in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (B) that such Purchaser has no other rights with respect to the Collateral other than as set forth in this Agreement and the Security Documents.
(ii) Each Purchaser agrees with all other Purchasers and the Collateral Agent that nothing contained in this Section 8 shall be construed to give rise to, nor shall such Purchaser have, any claims whatsoever against the Collateral Agent on account of any act or omission to act in connection with the exercise of any right or remedy of the Collateral Agent with respect to the Collateral in the absence of gross negligence or willful misconduct of the Collateral Agent, as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction.
(n) Fees, Costs and Expenses of Collateral Agent.  Without limiting any other cost reimbursement provisions in this Agreement or the Security Documents, upon demand, the Company shall pay to the Collateral Agent the amount of any and all fees and reasonable expenses incurred by the Collateral Agent under this Agreement or the Security Documents or in connection herewith or therewith, including, without limitation, reasonable fees of counsel to the Collateral Agent and those other expenses that may be incurred in connection with (i) the execution and delivery of this Agreement and the Security Documents and any amendments, waivers and supplements hereto or thereto, (ii) the administration of this Agreement and the Security Documents, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral (as defined in the Security Agreement), (iv) the exercise or enforcement of any of the rights of the Collateral Agent under this Agreement or the Security Documents, and (v) the failure of any the Company to perform or observe any of the provisions of this Agreement or the Security Documents.  Upon the occurrence of an Event of Default (as defined in the Notes), the Purchasers collectively shall pay the Collateral Agent the sum of $10,000 on account, to apply against an hourly fee of $350 to be paid to the Collateral Agent by the Purchasers for services rendered pursuant to this Agreement. All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed. The Collateral Agent may refuse to act on behalf of or make a distribution to any Purchaser who is not current in payments to the Collateral Agent.  Payments required pursuant to this Agreement shall be pari passu to the Purchasers' interests in the Notes. The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from Collateral in the Collateral Agent's possession.
(o) Representation at Closing:  The Purchasers irrevocably authorize the Collateral Agent to act as the Purchasers' representative at the Closing, to take delivery of all Notes and other deliveries to be made to the Purchasers under Section 7 of this Agreement and to execute receipts evidencing the delivery of those documents.
9. GOVERNING LAW; MISCELLANEOUS.
(a) Governing Law; Jurisdiction; Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed in the Commonwealth of Massachusetts.  The Company, each Purchaser and the Collateral Agent irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the City of Boston, Suffolk County, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company, each Purchaser and the Collateral Agent each irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum.  The Company, each Purchaser and the Collateral Agent each further agrees that service of process upon such party mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.  The Company, each Purchaser and the Collateral Agent each agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF ANY TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.  In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.
(c) Construction.  Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.  Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.  The descriptive head-ings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
(e) Entire Agreement; Amendments.  This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, the Collateral Agent, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Purchasers nor the Collateral Agent make any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and, except as otherwise provided herein, no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser; provided, that no amendment or waiver of any provision of Section 8 hereof shall be effective unless it is set forth in a written instrument signed by the Company, each Purchaser and the Collateral Agent.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.
(f) Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein.  The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party's address:
(i)  If to the Company:
Security Devices International, Inc.
125 Lakeshore Road East, Suite 300
Oakville, ON L6J 1H3
Canada
Telephone: (905) 582-6402
Facsimile:
Attention:  Dean Thrasher

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Hinckley, Allen & Snyder LLP
100 Westminster Street, Suite 1500
Providence, Rhode Island 02903
Telephone: (401) 274-2000
Facsimile: (401) 277-9600
Attention:  Margaret D. Farrell, Esq.
with a copy (for informational purposes only) to:
Beard Winter LLP
130 Adelaide St. W., Suite 701
Toronto, ON  M5H 2K4
Telephone: (416) 306-1777
Facsimile: (416) 593-7760
 Attention: Erik J. Fish, Esq.
(ii)  If to any Purchaser, to the address set forth under such Purchaser's name on the Execution Page hereto executed by such Purchaser.
(iii)  If to the Collateral Agent:

Northeast Industrial Partners, LLC
107 Audubon Road, Suite 201
Wakefield, MA, USA 01880
Telephone: (339) 219-0302
Facsimile:
Attention:  Bryan S. Ganz

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder.  Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign such Purchaser's rights hereunder to any other person or entity, which assignee shall be considered a Purchaser for purposes of this Agreement.

(h) Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(i) Survival.  The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser.  Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.
(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k) Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
(l) No Strict Construction.  The language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.
(m) Remedies.  No provision of this Agreement or any other Transaction Document providing for any remedy to a Purchaser shall limit any other remedy which would otherwise be available to such Purchaser at law, in equity or otherwise.  Nothing in this Agreement or any other Transaction Document shall limit any rights any Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that each Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.
(n) Knowledge.  As used in this Agreement, the term "knowledge" of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto and with respect to the Company, shall mean the knowledge (as so defined) of the directors and officers of the Company.
(o) Exculpation Among Purchasers; No "Group". The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each party to this Agreement confirms that it has independently participated in the negotiation and drafting of this Agreement and the other Transaction Documents with the advice of its own counsel and advisors, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of Securities hereunder or in monitoring its investment in the Company.  The Purchasers and, to its knowledge, the Company agree that no action taken by any Purchaser pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a "group" for purposes of Section 13(d) of the Exchange Act.  The Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a "group" for purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

(p) Consent to Collection and Use of Personal Information.  This Agreement requires each Purchaser to provide information about the Purchaser (the "Personal Information").  Such information is being collected by the Company for the purposes of completing the proposed issuance of the Notes, which includes, without limitation, determining the Purchaser's eligibility to purchase the Notes under applicable securities laws, preparing and registering certificates representing the Notes and completing filings required by the securities commissions, the TSX Venture Exchange Inc. and/or other regulatory authorities.  Each Purchaser agrees that the Purchaser's Personal Information may be disclosed by the Company (including the filing of copies or originals of any of the Purchaser's documents) to: (a) securities commissions and/or other regulatory authorities, (b) the TSX Venture Exchange Inc. and (c) any of the other parties involved in this subscription, including legal counsel, and may be included in record books in connection with this subscription.  In the case of information provided to the securities commissions, such information is being collected indirectly by them for the purpose of the administration and enforcement of applicable securities laws and each Purchaser authorizes the indirect collection of such information by them.  Each Purchaser consents to the foregoing collection, use and disclosure of the Purchaser's Personal Information and to the collection, use and disclosure of Personal Information by the securities commissions and/or other regulatory authorities.  The title, business address and business telephone number of the public official in Ontario who can answer questions about the Ontario Securities Commission's indirect collection of the information is the Administrative Assistant to the Administrative Support Clerk, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 (Telephone: 416-593-3684).

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned Purchaser, the Company and the collateral Agent have caused this Agreement to be duly executed as of the date first above written.

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:
NLW1 LLC

By:	/s/ Rodd Friedman
Rodd Friedman, Managing Partner
Aggregate Subscription Amount: $500,000 Principal Amount of Notes: $500,000

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:

/s/ Pierre F. Lapeyre
Pierre F. Lapeyre
Aggregate Subscription Amount: $300,000
Principal Amount of Notes: $300,000

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:
THE ALAN AND AMY MELTZER FAMILY FOUNDATION

By:	/s/ Alan L. Meltzer
Alan L. Meltzer, President
Aggregate Subscription Amount: $100,000
Principal Amount of Notes: $100,000

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:
THE ALAN L. MELTZER 2012 GRAT

By:	/s/ Alan L. Meltzer
Alan L. Meltzer, Trustee
Aggregate Subscription Amount: $200,000
Principal Amount of Notes: $200,000

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:
NORTHEAST INDUSTRIAL PARTNERS, LLC

By:	/s/ Bryan S. Ganz
Bryan S. Ganz, Manager
Aggregate Subscription Amount: $100,000
Principal Amount of Notes: $100,000

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:
REF SECURITIES & CO. LLP

By:	/s/ Rodd Friedman
Rodd Friedman, Managing Member
Aggregate Subscription Amount: $175,000
Principal Amount of Notes: $175,000

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:

/s/ Doug Lipton and Lucia Smith
Doug Lipton and Lucia Smith
Aggregate Subscription Amount: $100,000
Principal Amount of Notes: $100,000

SECURITY DEVICES INTERNATIONAL INC.

By:	/s/ Dean Thrasher
Dean Thrasher
Chief Executive Officer

COLLATERAL AGENT:
NORTHEAST INDUSTRIAL PARTNERS, LLC, as Collateral Agent

By:	/s/ Bryan S. Ganz
Bryan S. Ganz
Manager

PURCHASER:
Shibumi Capital, LLC

By:	/s/ Vladimir Kitaygorodsky
Vladimir Kitaygorodsky
Aggregate Subscription Amount: $25,000
Principal Amount of Notes: $25,000

EXHIBIT A

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION IN A GENERALLY ACCEPTABLE FORM OF COUNSEL, WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(v) AND 18(a) HEREOF.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(v) OF THIS NOTE.   THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 5 OF THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 7, 2016.
UNLESS PERMITTED UNDER NATIONAL INSTRUMENT 45-102 (RESALE OF SECURITIES), THE HOLDER OF THIS SECURITY (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MUST NOT TRADE THE SECURITY BEFORE APRIL 8, 2017.
[WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH NATIONAL INSTRUMENT 45-102 (RESALE OF SECURITIES), THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND ANY SECURITY INTO WHICH THIS SECURITY MAY BE CONVERTED) MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 8, 2017.]
SECURITY DEVICES INTERNATIONAL INC.
Senior Secured Convertible Note
Issuance Date: December 7, 2016	Principal: U.S. $[___________]
FOR VALUE RECEIVED, Security Devices International Inc., a Delaware corporation (the "Company"), hereby promises to pay to [Insert Name] or registered assigns ("Holder") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the rate equal to the then applicable Interest Rate (as defined below), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof).  This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined in the Securities Purchase Agreement) (collectively, the "Notes" and such other Senior Secured Convertible Notes, the "Other Notes").  Certain capitalized terms used herein are defined in Section 28.  Capitalized terms not otherwise defined herein have the meanings set forth in the Securities Purchase Agreement.
       (1)  MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The "Maturity Date" shall be June 6, 2019, but may be extended at the option of the Holder through the date that is 10 days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date. Except as specifically set forth herein, this Note is not prepayable.
      (2) INTEREST; INTEREST RATE

      (a) Interest.  Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and shall be payable in arrears on the last day of each May and November during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "Interest Date") with the first Interest Date being May 31, 2017.  Interest shall be payable on each Interest Date in cash.  Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the rate of 10% per annum (the "Interest Rate").
      (b) Default Rate. From and after the occurrence of an Event of Default and notwithstanding the provisions of Section 2(b) hereof, the Interest Rate shall be increased to 15.0% (the “Default Rate”). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest calculated at the Default Rate during the continuance of such Event of Default shall continue to apply to the extent it relates to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.
     (c) Maximum Effective Interest Rate: Notwithstanding any other provision of the Securities Purchase Agreement or this Note (including, for certainty, Section 4(b) (Redemption Right) and Section 5 (Rights Upon Fundamental Transaction And Change Of Control)), the effective rate of interest per annum may not exceed 25% and any payments otherwise required to be made to the Holder will be reduced as necessary for that purpose.
    (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.
    (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (such number of shares, the “Conversion Rate”). For the purposes of this Note:

  (i) “Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

  (ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination a price equal to USD$0.24, subject to adjustment as provided herein.

    (c) Mechanics of Conversion.

   (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York City time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(v), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). Promptly following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the “Transfer Agent”). On or before the fifth Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (1) (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and so long as the certificates therefor are not required to bear a legend pursuant to Section 5(c) of the Securities Purchase Agreement, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, which certificate shall not bear any restrictive legend unless the certificate is required to bear such a legend pursuant to Section 5(c) of the Securities Purchase Agreement, and (2) pay to the Holder in cash an amount equal to the sum of (A) the amount of any accrued and unpaid Interest on the applicable Conversion Amount being converted through the Conversion Date and (B) any accrued and unpaid Late Charges on such Conversion Amount and Interest. Delivery of physical certificates shall be deemed to have been made if delivered personally or when delivered to a nationally recognized overnight carrier. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Conversion Amount, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

  (ii) Company's Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then the Company shall pay to the Holder payments (“Conversion Default Payments”) for a Conversion Failure in the amount of (i) (N/365), multiplied by (ii) an amount equal to the amount by which (x) the highest Closing Sale Price of the Common Stock during the period beginning on the date the Conversion Notice giving rise to the Conversion Failure in accordance with this Section 3(c)(ii) is transmitted (the “Conversion Failure Date”) and ending on the date immediately preceding the date on which the applicable Conversion Default Payment is made exceeds (y) the Conversion Price in respect of such Conversion Amount, multiplied by (iii) the number of shares of Common Stock the Company failed to so deliver in such Conversion Failure, multiplied by (iv) .18, where N equals the number of days from the Conversion Failure Date to the date that the Company effects the full conversion of the Conversion Amount which gave rise to the Conversion Failure. The accrued Conversion Default Payments for each calendar month shall be paid in cash to the Holder by the fifth day of the month following the month in which it has accrued. In addition to the foregoing, if within five Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price on the Conversion Date. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to maintain a sufficient number of authorized shares of Common Stock or to otherwise issue shares of Common Stock upon conversion of this Note in accordance with the terms hereof, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

 (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Principal amount of this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal converted and the dates of such conversions (and the Interest and Late Charges paid with respect thereto) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

 (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

   (d) Limitations on Conversions and Payments in Shares of Common Stock; Beneficial Ownership. The Company shall not be obligated to effect any conversion of this Note or pay any amounts due hereunder in Common Stock, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a) or to require the Company to pay any amounts due hereunder in Common Stock, in each case to the extent that after giving effect to such conversion or payment, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or payment. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon the conversion or payment of or in connection with this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any Other Notes or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 19.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

    (4) RIGHTS UPON EVENT OF DEFAULT.

    (a) Event of Default. Each of the following events shall constitute an “Event of Default”:

    (i) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five consecutive days or for more than an aggregate of 10 days in any 365-day period;

    (ii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;
    (iii) the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a full conversion of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise) for 10 consecutive Business Days;

    (iv) the Company's failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments, premiums or other amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) except in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least five Trading Days;

    (v) the Company shall either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party, other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company, which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company or any of its Subsidiaries, individually or in the aggregate;

   (vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or the Bankruptcy and Insolvency Act (Canada), or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

   (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

   (viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries and, if instituted against the Company or any of its Subsidiaries by a third party, shall not be dismissed within 60 days of their initiation;

   (ix) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries, which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment that is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above;

   (x) the Company breaches any representation, warranty, covenant (other than the covenants set forth in Section 14 of this Note) or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 10 consecutive days after written notice thereof to the Company by the Holder;

   (xi) any breach or failure to comply with Section 14 of this Note;

   (xii) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Notes upon conversion of the Notes as and when required by the Notes or the Securities Purchase Agreement (a “Legend Removal Failure”), and any such failure continues uncured for five Business Days after the Company has been notified thereof in writing by the holder; or

   (xiii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

   (b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one Business Day deliver written notice thereof via confirmed facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the amount of Principal of this Note the Holder is electing to redeem. Each portion of the Principal amount of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price (the “Event of Default Redemption Price”) equal to 110% of the sum of (i) any accrued and unpaid Interest on the Conversion Amount being redeemed, plus (ii) any accrued and unpaid Late Charges on such Conversion Amount and Interest, plus (iii) the greater of (A) the sum of (1) the Conversion Amount to be redeemed and (2) an amount equal to 100% of the Interest that would have been earned on the Conversion Amount from the Conversion Date through the Maturity Date., and (B) the product of (1) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice, and (2) the highest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date immediately preceding the payment of the Event of Default Redemption Price. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12, to the extent applicable. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3 hereof. The parties hereto agree that in the event of the Company's redemption of any portion of this Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

   (5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

    (a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity and, if an entity other than the Successor Entity is the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Fundamental Transaction, such other entity (the “Other Entity”), assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction (which approval shall not be unreasonably withheld), including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity or Other Entity, as applicable, evidenced by a written instrument substantially similar in form and substance to the Notes and with appropriate provisions such that the rights and interests of the Holder and the economic value of this Note are in no way diminished by such Fundamental Transaction, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes and reasonably satisfactory to the Required Holders, and (ii) the Successor Entity or the Other Entity, as applicable (including its Parent Entity), is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity or the Other Entity, as applicable), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity or such Other Entity, as applicable, had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity or the Other Entity, as applicable, shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity or the Other Entity, as applicable, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

    (b) Redemption Right.

    At least 45 days before the consummation of a Change of Control, but in no event later than 15 days prior to the record date for the determination of stockholders entitled to vote with respect thereto (or, with respect to a tender offer, or a change in the Board of Directors, if the Company is unable to comply with this time requirement because of the nature of the Change of Control, as soon as the Company reasonably believes that the Change of Control is to be consummated), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). If the terms of a Change of Control change materially from those set forth in a Change of Control Notice, the Company shall deliver a new Change of Control Notice and the time periods in this clause (b) shall be calculated based upon the Holder's receipt of the later Change of Control Notice. At any time during the period (the “Change of Control Period”) beginning after the Holder's receipt of a Change of Control Notice and ending on the date that is thirty (30) days after delivery of the Change of Control Notice, the Holder may require the Company to redeem all or any portion of the outstanding Principal of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the portion of this Note that the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 (the “Redemption Portion”) shall be redeemed by the Company for the Change of Control Redemption Price (as defined in Section 5(b)(ii)), which shall be payable in cash.

   As used in this Section 5, the “Change of Control Redemption Price” shall mean the greater of:

   (A) the sum of (x) the aggregate consideration that the Holder would be entitled to receive in connection with a Change of Control if the Holder were to fully convert (without giving effect to any limitations on conversion set forth herein) the outstanding Principal of this Note into Common Stock pursuant to Section 3(a) hereof immediately prior to the consummation of such Change of Control, plus (y) any accrued and unpaid Interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid Late Charges on such Principal and Interest; or

   (B) an amount equal to the sum of (x) the outstanding Principal of this Note plus (y) any accrued and unpaid Interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid Late Charges on such Principal and Interest plus (z) an amount equal to 100% of the Interest that would have been earned on this Note from the effective date of the Change of Control through the Maturity Date.

   (i) Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 to the extent applicable and shall have priority over payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, subject to Section 3(d), by the Holder into Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares of stock or equity interests of the Successor Entity or Other Entity, as applicable, substantially equivalent to the Company's Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company's redemption of any portion of this Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

   (6) RIGHTS UPON CERTAIN CORPORATE EVENTS.

   In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note at any time after the consummation of the Fundamental Transaction but prior to the Maturity Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to the consummation of such Fundamental Transaction (without taking into account any limitations or restrictions on the convertibility of this Note, but after the calculation of such number of shares, the provisions of Section 3(d) shall continue to apply). Any provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

    (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

   (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including, without limitation, the issuance or sale of shares of Common Stock owned or held by or for the account of the Company and the issuance of any shares of Common Stock, Options or Convertible Securities in exchange for any security such as a non-convertible note, but excluding shares of Common Stock issued or deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance, provided that in no event shall the Conversion Price be reduced below the Minimum Conversion Price (as defined in Section 28 hereof). For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

   (i) Issuance of Options. If the Company in any manner grants or sells any Options, whether or not immediately exercisable, in one transaction or in a series of related transactions, and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

   (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible, in one transaction or a series of related transactions, and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable (but excluding any contingent amounts) by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

   (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

   (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options therefor will be deemed to have been issued for no consideration. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, after deduction of all underwriting discounts or allowances in connection with such issuance or sale. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration received therefor will be deemed to be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company (subject to the right of the Required Holders to dispute such valuation as described below). If the Required Holders disagree with the Board of Directors’ determination of fair value, the Required Holders may submit a notice of disagreement to the Company. During the 10 days immediately following the Company’s receipt of such notice (the “Notice Date”), the Required Holders and the Company shall negotiate in good faith to determine a mutually agreeable fair value. If the parties are unable to reach agreement within such 10-day period, the fair value of such consideration will be determined within five Business Days after the 10th day following the Notice Date by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments (other than as a result of stock splits, stock dividends and the like) contained in any Convertible Securities or Options outstanding as of the Subscription Date, but not included in Schedule 3(c) to the Securities Purchase Agreement, then all shares of Common Stock so issued shall be deemed to have been issued for no consideration. If the Company issues (or becomes obligated to issue) shares of Common Stock pursuant to any antidilution or similar adjustments contained in any Convertible Securities or Options included in Schedule 3(c) to the Securities Purchase Agreement as a result of the issuance of the Notes and the number of shares that the Company issues (or is obligated to issue) as a result of such issuance exceeds the amount specified in Schedule 3(c) to the Securities Purchase Agreement, such excess shares shall be deemed to have been issued for no consideration. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the holder hereof may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the “Disregarded Securities”) issued or sold in such transaction or series of transactions. If the holder makes an election pursuant to the immediately preceding sentence, no adjustment to the Conversion Price shall be made pursuant to this Section 7(a) for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof.

   (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

   (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price and the Minimum Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price and the Minimum Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 7(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

   (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, other than Excluded Securities), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price and the Minimum Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

   (d) De Minimis Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least USD$0.01 in such price; provided, however, that any adjustment which by reason of this Section 7(d) is not required to be made shall be carried forward and taken into account in any subsequent adjustments under this Section 7. All calculations under this Section 7 shall be made by the Company in good faith and shall be made to the nearest cent or to the nearest one hundredth of a share, as applicable. No adjustment need be made for a change in the par value or no par value of the Company’s Common Stock.

   (e) Notice of Adjustments. Upon the occurrence of any event which requires any adjustment or readjustment of the Conversion Price pursuant to this Section 7 or any change in the number or type of stock, securities and/or other property issuable upon conversion of the Notes, the Company, at its expense, shall promptly make a public announcement of such adjustment or readjustment and shall give notice thereof to the Holder, which notice shall state the Conversion Price resulting from such adjustment or readjustment and any change in the number or type of stock, securities and/or other property issuable upon conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company. The Company shall, upon the written request at any time of the Holder, furnish a like certificate setting forth (i) the Conversion Price at the time in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Note.

   (8) COMPANY’S RIGHT OF OPTIONAL REDEMPTION.

   (a) Redemption Right. At any time and from time to time following the Issuance Date, the Company may elect, at its option, to redeem all or any portion of the outstanding Principal of the Notes, on a pro rata basis, by delivering written notice thereof (the “ Optional Redemption Notice”) at least thirty (30) days in advance of the date scheduled for redemption (the “ Optional Redemption Date”) to the holders of the Notes, which Optional Redemption Notice shall indicate the portion of the Notes that the Company is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 8 (the “Optional Redemption Portion”) shall be redeemed by the Company for the Option Redemption Price (as defined in Section 8(b)), which shall be paid to the Holder in cash on the Optional Redemption Date.

   (b) As used in this Section 8, the “Optional Redemption Price” shall mean:

   (i) With respect to any Optional Redemption Notice delivered on or before the first anniversary of the Issuance Date, an amount equal to the sum of (A) the outstanding Principal of the Optional Redemption Portion of this Note plus (B) any accrued and unpaid Interest thereon through but excluding the Optional Redemption Date and any accrued and unpaid Late Charges on such Principal and Interest plus (C) an amount equal to 100% of the Interest that would have been earned on the Optional Redemption Portion from the Optional Redemption Notice through the Maturity Date.

   (ii) With respect to any Optional Redemption Notice delivered after the first anniversary of the Issuance Date, an amount equal to the sum of (A) the outstanding Principal of the Optional Redemption Portion of this Note plus (B) any accrued and unpaid Interest thereon through but excluding the Optional Redemption Date and any accrued and unpaid Late Charges on such Principal and Interest plus (C) an amount equal to 50% of the Interest that would have been earned on the Optional Redemption Portion from the Optional Redemption Notice through the Maturity Date.

Notwithstanding anything to the contrary in this Section 8, until the Optional Redemption Price is paid, in full, the portion of the Principal of this Note to be redeemed may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Principal converted by the Holder after the date of the Optional Redemption Notice shall reduce the Principal of this Note required to be redeemed on the Optional Redemption Date.

   (c) Redemptions made pursuant to this Section 8 shall be made in accordance with Section 12 to the extent applicable.

   (9) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

   (10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

   (11) RESERVATION OF AUTHORIZED SHARES.

    (a) Reservation. The Company shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. For so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person that ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

    (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In lieu of holding a meeting of its stockholders, the Company may obtain stockholder approval of the increase in the number of authorized shares of Common Stock by written consent in lieu of meeting to the extent permitted by law and the rules of any Eligible Market upon which the Common Stock is then traded.

    (12) REDEMPTIONS.

    (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company's receipt of such notice otherwise. The Company shall deliver the Optional Redemption Price to the Holder on the Optional Redemption Date specified in the Optional Redemption Notice as specified in Section 8. In the event of a redemption of less than all of the Principal of this Note and provided that the Holder has delivered this Note to the Company, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. If the Company fails to pay the Holder the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, by written notice to the Company, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted or called for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and accrued and unpaid Late Charges with respect to such Conversion Amount and Interest and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Sale Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

    (b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(a), Section 5(b) or Section 8 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice and make a prompt public announcement thereof. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

    (13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the Delaware General Corporation Law, and as expressly provided in this Note.

    (14) COVENANTS.

    (a) Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person's balance sheet and Indebtedness permitted by clause (iv) of the definition of “Permitted Lien.”

    (b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes, (ii) Permitted Indebtedness and (iii) Indebtedness incurred solely to repay the Notes at Maturity and which has a maturity later than and is pari passu or junior in right of payment to the Notes.

    (c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

    (d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, (ii) declare or pay any cash dividend or distribution on the Common Stock or (iii) redeem, repurchase or otherwise acquire or retire for value any shares of Common Stock.

    (e) Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes for general corporate purposes and working capital. Such proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Board of Directors acting in accordance with past practice; (iii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities) other than scheduled principal payments and repayments or redemption of the Unsecured Debentures at maturity, except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America or the Government of Canada and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States or Canada having capital, surplus and undivided profits of at least $500,000,000, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iv) make any investment not directly related to the current business of the Company.

    (f) Par Value. So long as any Notes are outstanding, the Company shall not change the par value of the Common Stock without the written consent of the Required Holders.

    (15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

    (16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. This Note and the Other Notes shall be amended in accordance with the terms of any resolution approved by the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders; provided that the Company approves any such amendment in writing and, further provided that, without the consent of each Holder so affected, no amendment shall (a) reduce the Principal of or Interest Rate on this Note, (b) postpone the Maturity Date or any date fixed for the payment of any Interest on this Note, (c) increase the percentage specified in the definition of “Required Holders,” (d) amend Section 3(d) or the application of Section 3(d) to any other provision of this Note or (e) have the effect of creating different provisions in different Notes, provided that nothing contained herein shall prohibit the Holder from waiving any of the Holder’s rights hereunder or under any of the other Transaction Documents.

    (17) TRANSFER. This Note is subject to certain restrictions on transfer set forth in Section 5 of the Securities Purchase Agreement; provided, however, that this Note and any shares of Common Stock issued upon conversion of this Note may be offered for sale, sold, assigned or transferred by the Holder without the consent of the Company, subject to applicable securities law restrictions. Notwithstanding the foregoing or any other provisions hereof, the Holder may not transfer this Note unless the transferee agrees in writing to be bound by all of the provisions of the Transaction Documents (including, but not limited to, Section 8 of the Security Purchase Agreement), and it shall be a condition to any such transfer that any such transferee execute and deliver appropriate documentation, in form and substance reasonably satisfactory to the Company and the Collateral Agent, to such effect.

    (18) REISSUANCE OF THIS NOTE.

    (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(v) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal amount stated on the face of this Note.

    (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

    (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

    (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

    (19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

    (20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

    (21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

    (22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    (23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate, any Conversion Default Payment or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate, the Conversion Default Payment or the Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

    (24) NOTICES; PAYMENTS; EXCHANGE RATE.

    (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least 10 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. Notwithstanding anything herein to the contrary, the Company shall not provide the Holder with any material non-public information without the Holder's prior written consent.

    (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds in accordance with the Holder's wire transfer instructions provided to the Company by the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 15.0% per annum from the date such amount was due until the same is paid in full (“Late Charge”).

    (c) Exchange Rates. For purposes of determining compliance with any U.S. Dollar denominated restriction set forth in this Note and any related definitions containing any such restriction, to the extent an event is in a currency other than U.S. Dollars, the equivalent amount denominated in such other currency shall be calculated based on the relevant currency exchange rate in effect on the date the event occurs. For purposes of calculating the Conversion Price, Conversion Rate, any Conversion Default Payment or the Redemption Price under this Note, to the extent the Closing Bid Price, Closing Sale Price or the Weighted Average Price of the Common Stock is in a currency other than U.S. Dollars, the equivalent amount denominated in U.S. Dollars shall be calculated based on the relevant currency exchange rate as published by The Wall Street Journal on the date the event requiring such calculation occurs.

    (25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

    (26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

    (27) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accor¬dance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Massachusetts. The Company and the Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the City of Boston, Suffolk County, in any suit or proceeding based on or arising under this Note and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

    (28) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

    (a) “Bloomberg” means Bloomberg Financial Markets.

     (b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the City of Toronto, Canada are authorized or required by law to remain closed.

    (c) “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of, or other equity interests in, such Person and all warrants or options to acquire such capital stock or equity interests.

    (d) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

    (e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the Eligible Market that is the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

    (f) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes.

    (g) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

    (h) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

    (i) Eligible Market” means the Principal Market, The Nasdaq Stock Market LLC or The New York Stock Exchange, Inc.

    (j) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with mergers, acquisitions, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s length basis, the primary purpose of which, in the reasonable judgment of the Company’s Board of Directors, is not to raise additional capital; (ii) in connection with the grant of options to purchase Common Stock or other stock-based awards or sales, with exercise or purchase prices not less than the market price of the Common Stock on the date of grant or issuance of the option, which are issued or sold to employees, officers, consultants or directors of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to an equity compensation plan approved by the Company's Board of Directors, and the Common Stock issued upon the exercise thereof; (iii) upon conversion of the Notes; or (iv) upon conversion of any Options or Convertible Securities which are disclosed in Schedule 3(c) of the Securities Purchase Agreement, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date without the consent of the Required Holders.

    (k) “Fundamental Transaction” means: (i) a transaction or series of related transactions pursuant to which the Company: (A) sells, conveys or disposes of all or substantially all of its assets (or the stock or assets of one or more of its Subsidiaries which, on a consolidated basis, constitute all or substantially all of the Company’s assets), determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Company on a consolidated basis); (B) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Company immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Company or such other surviving or acquiring person or entity immediately following such transaction, as the case may be; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any person or entity, or the acquisition or right to acquire securities by any person or entity, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such person(s) or entity(ies) (together with their respective affiliates, as such term is used under Section 13(d) of the Exchange Act) would own or have the right to acquire greater than 50% of the outstanding shares of Common Stock; (ii) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (iii) any event, transaction or series of related transactions that results in individuals serving on the Board of Directors on the date hereof (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company's stockholders was approved by a vote of at least a two-thirds of the directors then comprising the Incumbent Board, after giving effect to this proviso (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company), shall be considered as though such person were a member of the Incumbent Board.

    (l) “GAAP” means United States generally accepted accounting principles, consistently applied.

    (m) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

    (n) “Minimum Conversion Price” means USD$0.135, subject to adjustment as provided in Section 6 hereof.

    (o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

    (p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

    (q) “Permitted Indebtedness” means (A) the Unsecured Debentures, (B) the Subordinate Debentures, (C) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in advance in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (D) the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person's balance sheet and (E) Indebtedness permitted by clause (iv) of the definition of “Permitted Lien”.

    (r) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the purchase price of assets purchased or leased by the Company or Subsidiaries in the ordinary course of business; provided that (A) such Liens shall not extend to or cover any other property of the Company or its Subsidiaries, (B) the value of any such Lien shall not, individually, exceed $50,000 and (C) the value of all Liens incurred under this subsection (iv) while this Note is outstanding shall not exceed, in the aggregate, $500,000, and (v) Liens securing the Company's obligations under the Notes and the Subordinate Debentures.

    (s) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

    (t) “Principal Market” means the TSX Venture Exchange Inc..

    (u) “Redemption Notices” means, collectively, the Event of Default Redemption Notices, Change of Control Redemption Notices, and the Optional Redemption Notices and, each of the foregoing, individually, a Redemption Notice.

    (v) “Required Holders” means the holders of Notes representing more than 50% of the aggregate principal amount of the Notes then outstanding.

    (w) “SEC” means the United States Securities and Exchange Commission.

    (x) “Securities Purchase Agreement” means the Securities Purchase Agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

    (y) “Subscription Date” means December 7, 2016.

    (z) “Subordinate Debentures” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain Series B Convertible Secured Debentures (as in effect on the date hereof), in the aggregate original principal amount of up to CAD$1,549,000 issued by the Company in exchange for Unsecured Debentures in equal principal amount, pursuant to the Trust Indenture dated as of December 7, 2016, executed between the Company and TSX Trust Company, as Trustee.

    (aa) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

    (bb) “Trading Day” means any day on which trading the Common Stock is reported on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market that is the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

    (cc) “Unsecured Debentures” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with those certain 12% Unsecured Convertible Debentures of the Company, due August 6, 2017, outstanding as of the Subscription Date (after giving effect to the exchange of Unsecured Debentures for Subordinate Debentures) and upon the terms and conditions of such debentures as in effect as of the Subscription Date.

    (dd) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the Eligible Market on which the Common Stock is principally traded or the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

SECURITY DEVICES INTERNATIONAL INC.
By:
Name: Dean Thrasher
Title: Chief Executive Officer

EXHIBIT I

SECURITY DEVICES INTERNATIONAL INC.
CONVERSION NOTICE
Reference is made to the Senior Secured Convertible Note (the "Note") issued to the undersigned by Security Devices International Inc. (the "Company").  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $.001 per share (the "Common Stock") of the Company, as of the date specified below.
Date of Conversion:
Aggregate Conversion Amount to be converted: Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:
Facsimile Number:
Authorization:
 By:
Title:
Dated:
Account Number: (if electronic book entry transfer)
 Transaction Code Number: (if electronic book entry transfer)

ACKNOWLEDGMENT
The Company hereby acknowledges this Conversion Notice and hereby directs [Insert name of transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ___________, 2016 from the Company and acknowledged and agreed to by [Insert name of transfer agent].

SECURITY DEVICES INTERNATIONAL INC.
By:
Name:
Title:

EXHIBIT B

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made as of December 7, 2016, by and among Northeast Industrial Partners, LLC, as Collateral Agent for the Purchasers (as that term is defined in the Securities Purchase Agreement defined below) (together with its successors and assigns in such capacity, the "Agent"); Security Devices International Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower") and Security Devices International Canada Corp., a Canadian corporation (together with its successors and permitted assigns, "Subsidiary" and, together with the Borrower, collectively and jointly and severally, the "Grantors").

Background

The Agent, the Borrower and the Purchasers entered into that certain Securities Purchase Agreement dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the "Securities Purchase Agreement"), pursuant to which the Purchasers agreed to purchase secured convertible promissory notes of the Borrower on the terms and conditions described therein.

One of the conditions to the obligations of the Purchasers under the Securities Purchase Agreement is that payment of the Secured Obligations (as defined below) shall be secured by, among other things, a security interest in favor of the Agent and the Purchasers in the Collateral (as defined below).  In order to induce the Purchasers to purchase the Notes from the Borrower, the Grantors are willing to grant to the Agent, for the benefit of the Purchasers, a security interest in the Collateral.

Accordingly, each Grantor, intending to be legally bound, hereby agrees with the Agent as follows:

1. DEFINITIONS.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.  The following terms, as used herein, shall have the following meanings:
"Account" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, credit card receivables, lottery winnings, health-care-insurance receivables, any right to payment arising out of goods or other property (including, without limitation, intellectual property) sold or leased, licensed, assigned or disposed of or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance including all rights to payment of rents under a lease or license and payment under a charter or other contract and all rights incident to such lease, charter or contract.

"Additional Grantor" shall have the meaning ascribed to such term in Section 5(p).

"Chattel Paper" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a writing or writings which evidence both a monetary obligation and a security interest in, or a lease of, specific goods.

"Collateral" shall have the meaning ascribed to such term in Section 2.

"Commercial Tort Claims" shall be used herein as defined in the Uniform Commercial Code and shall include those claims listed (including plaintiff, defendant and a description of the claim) on Schedule 10 attached hereto.

"Deposit Account" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account.

"Document" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

"Equipment" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, tangible personal property held by any Grantor for use primarily in business and shall include equipment, machinery, furniture, vehicles, fixtures, furnishings, dyes, tools, and all accessories and parts now or hereafter affixed thereto as well as all attachments, replacements, substitutes, accessories, additions and improvements to any of the foregoing, but Equipment shall not include Inventory.

"Event of Default" shall be used herein as defined in the Notes.

"Fixtures" shall be used herein as defined in the Uniform Commercial Code.

"General Intangibles" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all personal property of every kind and description of any Grantor other than Goods, Accounts, Fixtures, Documents, Letter-of-Credit Rights, Chattel Paper, Deposit Accounts, Instruments, Investment Property, Commercial Tort Claims and Supporting Obligations, and shall include, without limitation, payment intangibles, contract rights (other than Accounts), franchises, licenses, choses in action, books, records, customer lists, tax, insurance and other kinds of refunds, patents, trademarks, trade names, service marks, slogans, trade dress, copyrights, other intellectual property rights and applications for intellectual property rights, goodwill, plans, licenses, software (to the extent it does not constitute Goods) and other rights in personal property.

"Goods" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, all computer programs imbedded in goods and any supporting information provided in connection with the transaction relating to the program and all other things that are movable.

"Instruments" shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, promissory notes, negotiable certificates of deposit, a negotiable instrument or a security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

"Inventory" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, tangible personal property held by or on behalf of any Grantor (or in which any Grantor has an interest in mass or a joint or other interest) for sale or lease or to be furnished under contracts of service, tangible personal property which any Grantor has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in any Grantor's business, and shall include tangible personal property returned to such Grantor by the purchaser following a sale thereof by such Grantor and tangible personal property represented by Documents.  All equipment, accessories and parts at any time attached or added to items of Inventory or used in connection therewith shall be deemed to be part of the Inventory.

"Investment Property" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, all securities, whether certificated or uncertificated, all financial assets, all security entitlements, all securities accounts, all commodity contracts and all commodity accounts.

"Letter-of-Credit Right"  shall be used herein as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to, any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"Organizational Documents" shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

"PPSA" shall mean the Personal Property Security Act in effect on the date hereof and as amended from time to time, and as enacted in the Province of Ontario, Canada, and similar legislation in any Canadian province or provinces which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.

"Proceeds" shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to any Grantor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Software" shall be used herein as defined in the Uniform Commercial Code but in any event, shall include, but not be limited to, any computer program or supporting information provided in connection with the transaction relating to the program.

"Supporting Obligations" shall be used herein as defined in the Uniform Commercial Code but in any event shall include, but not be limited to, guarantees and letters of credit that support payment of another obligation.

"Uniform Commercial Code" shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Massachusetts or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense.  Accordingly if there are, from time to time, changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling.  Similarly, where the phrase "as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . .  ." is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2. GRANT OF SECURITY INTEREST.  As security for the payment and performance of the Secured Obligations, each Grantor hereby pledges, hypothecates, delivers and assigns to the Agent, for the benefit of the Purchasers, and creates in favor of the Agent for the benefit of the Purchasers, a security interest in and to, all of such Grantor's right, title and interest in and to all the following property, in all its forms, in each case whether now or hereafter existing, whether now owned or hereafter acquired, created or arising, and wherever located (collectively, but without duplication, the "Collateral"):
(a) All Equipment;

(b) All Inventory and other Goods;

(c) All Accounts;

(d) All General Intangibles, including, without limitation, the patents and patent applications listed on Schedule 5 attached hereto, the trademarks and trademark applications listed on Schedule 6 attached hereto, the registered copyrights listed on Schedule 7 attached hereto, the domain names listed on Schedule 8 attached hereto, the licenses for the use of any patents, trademarks, copyrights and domain names listed on Schedule 9 attached hereto;

(e) All Fixtures;

(f) All Documents, Letter-of-Credit Rights, and Chattel Paper;

(g) All Deposit Accounts;

            (h)          All Instruments and Investment Property;

(i)                               All Commercial Tort Claims;

(j) All Supporting Obligations; and

(k)                             All Proceeds of any and all of the foregoing.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable Law or the assignment of which (a) is otherwise prohibited by applicable Law (in each case to the extent that such applicable Law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the Uniform Commercial Code, the PPSA or other similar applicable Law) or (b) would result in the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein; provided, however, that to the extent permitted by applicable Law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable Law, this Agreement shall create a valid security interest in the Proceeds of such asset.

3. SECURITY FOR OBLIGATIONS.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the "Secured Obligations"):
(a) (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes, this Agreement, and the other Transaction Documents (as defined in the Securities Purchase Agreement), including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an "Insolvency Proceeding") involving any Grantor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Securities Purchase Agreement or any of the Transaction Documents; and
(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Purchasers under the Notes, for so long as they are outstanding.
4. REPRESENTATIONS AND WARRANTIES OF THE GRANTORS.  Each Grantor represents and warrants as follows.  The following representations and warranties shall survive execution of this Agreement and shall not be affected or waived by any examination or inspection made by the Agent:
(a) Status.  The Borrower is a duly organized and validly existing Delaware corporation.  Borrower's organizational number is 3933415. Subsidiary is a duly organized and validly existing Canadian corporation.  Subsidiary's organizational number is 877824-8.  Each Grantor has perpetual existence and the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage.  The Subsidiary has qualified to do business in each state or jurisdiction where its business or operations so require.

(b) Authority to Execute Agreement; Binding Agreement.  Each Grantor has the corporate or other power to execute, deliver and perform its obligations under this Agreement and each Transaction Document to which it is, or is to be, a party (including, without limitation, the right and power to give the Agent a security interest in the Collateral) and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which it is, or is to be, a party.  This Agreement has been duly executed by each Grantor.  This Agreement constitutes the valid and binding obligation of each Grantor, enforceable against each Grantor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.
(c) Grantors' Title.  Except for the security interests granted hereunder, each Grantor is, as to all Collateral presently owned, and shall be as to all Collateral hereafter acquired, the owner or, in the case of leased or licensed assets, the lessee or licensee, of said Collateral free from any Lien other than Permitted Liens (as defined in the Notes).
(d) Taxes and Assessments.  All assessments and taxes, due or payable by, or imposed, levied or assessed against each Grantor or any of its property, real or personal, tangible or intangible, have been paid.
(e) Location of Collateral.  All Equipment, Inventory and other Goods are located within the states specified on Schedule 1 hereto.
(f) Location of Grantors.  The location of the chief executive office of each Grantor as well as its state of formation are specified on Schedule 2 attached hereto.  Also listed on Schedule 2 is each other location where each Grantor maintains a place of business.
(g) Instruments and Certificates.  All Instruments and all certificates representing securities that are included in the Collateral, together with all necessary endorsements, have been delivered to the Agent.
(h) Names Used by Grantors.  (i) The actual corporate name of each Grantor is the name set forth in the preamble above; (ii) no Grantor has any trade names except as set forth on Schedule 3 attached hereto; (iii) no Grantor has used any name other than that stated in the preamble hereto or as set forth on Schedule 3 for the preceding five years; and (iv) no entity has merged into any Grantor or been acquired by any Grantor within the past five years except as set forth on Schedule 3.
(i) Perfected Security Interest.  This Agreement creates a valid, first priority security interest in the Collateral, subject only to Permitted Liens (as defined in the Notes), securing payment of the Secured Obligations.  Upon the filing of Uniform Commercial Code financing statements and PPSA financing statements in the offices set forth on Schedule 4 hereto and the recordation of this Agreement (or a short form hereof) at the United States Copyright Office and the United States Patent and Trademark Office, all security interests which may be perfected by filing shall have been duly perfected.  Except for the filing of the Uniform Commercial Code financing statements and PPSA financing statements referred to in the preceding sentence and the delivery of the Instruments referred to in paragraph (g) above, no action is necessary to create, perfect or protect such security interest.  Without limiting the generality of the foregoing, except for the filing of said financing statements and such recordation and except for customer contracts which may contain limitations on assignment, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for  (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the security interest in the Collateral or (iii) the enforcement of the Agent's rights hereunder.
(j) Absence of Conflicts with Other Agreements, Etc.  Neither the pledge of the Collateral hereunder nor any of the provisions hereof (including, without limitation, the remedies provided hereunder) violates any of the provisions of any Organizational Documents of any Grantor, or any other agreement to which any Grantor or any of its property is a party or is subject, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the same.
(k) Account Debtors.  None of the account debtors or other Persons obligated on any of the Collateral is a Governmental Authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.
(l) Intellectual Property.  Schedules 5, 6, 7 and 8 list all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Grantor as of the date hereof.  Schedule 9 lists all licenses in favor of any Grantor for the use of any patents, trademarks, copyrights and domain names as of the date hereof other than commercial off-the-shelf software.  All material patents and trademarks of the Grantors have been duly recorded at the United States Patent and Trademark Office.  The Grantors have no material copyrights, whether or not recorded at the United States Copyright Office.
5. COVENANTS OF GRANTORS.  Each Grantor covenants that:
(a) Filing of Financing Statements and Preservation of Interests.  Immediately upon execution hereof, each Grantor shall file (i) in each office set forth on Schedule 4 Uniform Commercial Code financing statements and PPSA financing statements and (ii) all filings with the United States Copyright Office, the United States Patent and Trademark Office and Canadian Intellectual Property Office, including an intellectual property collateral agreement in favor of the Agent, pursuant to which each Grantor shall grant to the Agent for the benefit of the Purchasers a security interest in all of its service marks, trademarks and trade names and the goodwill associated therewith, and in all of its patents, patent applications and patent license agreements, as therein provided, in each case in form and substance satisfactory to the Agent.  Without limiting the obligation of the Grantors set forth in the preceding sentence, each Grantor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (including, without limitation, an "all assets" filing), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein and ratifies all such actions taken by the Agent.  Each Grantor also ratifies its authorization for the Lender to have filed in any jurisdiction any like initial financing statements or amendments thereto filed prior to the date of this Agreement.

(b) Delivery of Instruments, Etc.  At any time and from time to time that any Collateral consists of Instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Grantor shall deliver such Collateral to the Agent.
(c) Chattel Paper.  Each Grantor shall cause all Chattel Paper constituting Collateral to be delivered to the Agent, or, if such delivery is not possible, then to cause such Chattel Paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic Chattel Paper, the applicable Grantor shall cause the underlying Chattel Paper to be "marked" within the meaning of Section 9-105 of the Uniform Commercial Code (or successor section thereto).
(d) Investment Property and Deposit Accounts.  If there are any Investment Property or Deposit Accounts included as Collateral that can be perfected by "control" through an account control agreement, the applicable Grantor shall cause such an account control agreement, in form and substance in each case satisfactory to the Agent, to be entered into and delivered to the Agent.
(e) Letter-of-Credit Rights.  To the extent that any Collateral consists of Letter-of-Credit Rights, the applicable Grantor shall cause the issuer of each underlying letter of credit to consent to the assignment to the Agent.
(f) Collateral In Possession of Third Parties.  To the extent that any Collateral is in the possession of any third party other than agencies of state and local governments or except in the ordinary course of business, the applicable Grantor shall join with the Agent in notifying such third party of the Agent's security interest and shall make commercially reasonable efforts to obtain an acknowledgement from such third party that it is holding the Collateral for the benefit of the Agent.
(g) Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly notify the Agent in a writing signed by such Grantor of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Agent.
(h) Notice of Changes in Representations. Each Grantor shall notify the Agent in advance of any event or condition which could cause any representations set forth in Section 4 above applicable to such Grantor to fail to be true, correct and complete.  Without limiting the generality of the foregoing:
(i) without providing at least thirty (30) days prior written notice to the Agent, no Grantor will change its name in any respect, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number (if it has one);
(ii) if any Grantor does not have an organizational identification number and obtains one after the date of this Agreement, such Grantor will forthwith notify the Agent in writing of such organizational identification number; and
(iii) no Grantor will change its type of organization, jurisdiction of organization or other legal structure without prior written notice to the Agent.
(i) Use and Condition of Equipment.  Each item of Equipment will be maintained in good repair, working order and condition, ordinary wear and tear excepted, and the applicable Grantor will provide all maintenance service and repairs necessary for such purpose.  The Agent may examine and inspect the Collateral at any reasonable time or times wherever located.
(j) Insurance.  Each Grantor shall maintain, or cause to be maintained, with financially sound and reputable insurers, insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such Persons and otherwise as is prudent for Persons engaged in similar businesses.  Each Grantor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default.  Unless the Securities Purchase Agreement or the Notes expressly provides otherwise, the following sentence will control application of proceeds.  If no Event of Default exists, loss payments in each instance will be applied by the applicable Grantor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Grantor, provided, however, that payments received by any Grantor after an Event of Default occurs and is continuing shall be paid to the Agent and, if received by such Grantor, shall be held in trust for and immediately paid over to the Agent unless otherwise directed in writing by the Agent.  Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

(k) Transfer of Collateral.  Other than the disposition of inventory and licensing of Intellectual Property in the ordinary course of the applicable Grantor's business as presently conducted or as otherwise permitted under the terms of the Securities Purchase Agreement, no Grantor shall sell, assign, transfer, encumber or otherwise dispose of any Collateral in excess of $25,000 per year without the prior written consent of the Agent.  For purposes of this provision, "dispose of any Collateral" shall include, without limitation, the creation of a security interest or other encumbrance (whether voluntary or involuntary) on such Collateral, except for Permitted Liens (as defined in the Notes).
(l) Taxes and Assessments.  Each Grantor shall promptly pay when due and payable, all taxes and assessments imposed upon the Collateral or operations or business of such Grantor.
(m) Inventory.  No Grantor shall return any Inventory to the supplier thereof, except for damaged or unsalable Inventory or otherwise in the ordinary course of such Grantor's business.  Without limiting the generality of the foregoing, in the event any Grantor becomes a "debtor in possession" as defined in 11 U.S.C. §1101 (or any successor thereto), such Grantor agrees, to the extent permitted by applicable Law, not to move pursuant to 11 U.S.C. §546 (or any successor thereto) for permission to return goods to any creditor which shipped such goods to such Grantor without the Agent's written consent and each Grantor hereby waives any rights to return such Inventory arising under 11 U.S.C. §546(h), or any successor section thereto.
(n) Defense of Agent's Rights.  Each Grantor warrants and will defend the Agent's right, title and security interest in and to the Collateral against the claims of any Person.
(o) Cash Management.  At any time following an Event of Default that the Agent so requests, the Grantors will work with the Agent to set up such lock boxes and segregated accounts as the Agent may request in order to better perfect the security interest created hereunder in Proceeds.
(p) Additional Grantors.  Each Grantor shall cause each Subsidiary of such Grantor, including any Person that shall at any time become a Subsidiary of such Grantor, to immediately become a party hereto (an "Additional Grantor") or to a similar security agreement, as appropriate, by executing and delivering an Additional Grantor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Grantors or by signing a similar security agreement.  If the Additional Grantor becomes a party hereto, concurrent therewith, the Additional Grantor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect.  The Additional Grantor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, Organizational Documents, financing statements and other information and documentation as the Agent may reasonably request.  Upon delivery of the foregoing to the Agent, the Additional Grantor shall be and become a party to this Agreement with the same rights and obligations as the Grantors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Grantor Joinder and thereafter at any time that such representations and covenants must be restated pursuant to the terms of the Transaction Documents, and all references herein to the "Grantors" shall be deemed to include each Additional Grantor.
(q) Inspections.  Upon reasonable notice to the Grantors (and for this purpose no more than two business days' notice shall be required under any circumstances) if no Event of Default shall exist, and at any time with or without notice after the occurrence of an Event of Default, each Grantor will permit the Agent, or its designee, to inspect the Collateral, wherever located, and to discuss the affairs, business, finances and accounts of the Grantors with their personnel and accountants.  In the event that no Event of Default exists and is continuing, such inspections shall not be held more than twice in any six-month period.  For the sake of clarity, during any time when an Event of Default shall exist and is continuing, the Agent may conduct an unlimited number of inspections, subject to the first sentence of this Section 5(q).  The Agent acknowledges that such inspections and discussions may result in the Agent, or its designee, receiving material nonpublic information.  The Agent shall, and shall cause its designee, to keep confidential such information as is specifically marked or otherwise identified as material nonpublic information by the Grantors.
(r) Intellectual Property.  Without limiting the generality of the other obligations of the Grantors hereunder, each Grantor shall promptly (i) cause to be registered at the United States Copyright Office and Canadian Intellectual Property Office all of its material copyrights and shall cause the security interest contemplated hereby with respect to such copyrights to be duly recorded at such office, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office , United States Patent and Trademark Office or Canadian Intellectual Property Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.
(s) Power of Attorney.  Each Grantor has duly executed and delivered to the Agent a power of attorney (a "Power of Attorney") in substantially the form attached hereto as Annex B.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until full and indefeasible payment of the Secured Obligations.  The powers conferred on the Agent (for the benefit of the Agent and the Purchasers) under the Power of Attorney are solely to protect the Agent's interests (for the benefit of the Agent and the Purchasers) in the Collateral and shall not impose any duty upon the Agent or any Purchaser to exercise any such powers.  The Agent agrees that (i) except for the powers granted in clause (i) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (ii) the Agent shall account for any moneys received by the Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that none of the Agent or any Purchaser shall have any duty as to any Collateral, and the Agent and the Purchasers shall be accountable only for amounts that they actually receive as a result of the exercise of such powers.  NONE OF THE AGENT, THE PURCHASERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE GRANTORS FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
(t) Other Assurances.  Each Grantor agrees that from time to time, at the joint and several expense of the Grantors and any Additional Grantors, it will promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

6. REMEDIES UPON EVENT OF DEFAULT.
(a) Upon the occurrence and during the continuation of an Event of Default, the Agent may exercise, in addition to any other rights and remedies provided herein, under other contracts and under law, all the rights and remedies of a secured party under the Uniform Commercial Code.  Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, (i) at the request of the Agent, each Grantor shall, at its cost and expense, assemble the Collateral owned or used by it as directed by the Agent; (ii) the Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under Instruments or Accounts to make payments directly to the Agent and to enforce the Grantors' rights against account debtors and obligors; (iii) the Agent may (but is not obligated to), without notice except as provided below, sell the Collateral at public or private sale, on such terms as the Agent deems to be commercially reasonable; (iv) the Agent may (but is not obligated to) direct any financial intermediary or any other Person holding Investment Property to transfer the same to the Agent or its designee; and (v) the Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Grantor at the United States Patent and Trademark Office and/or Copyright Office and/or Canadian Intellectual Property Office into the name of the Agent or any designee or any purchaser of any Collateral.  Each Grantor agrees that ten (10) days' notice of any sale referred to in clause (iii) above shall constitute sufficient notice.  The Agent or any Purchaser may purchase Collateral at any such sale.  The Grantors shall be liable to the Agent and the Purchasers for any deficiency amount.
(b) The Agent may comply with any applicable Law in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties.  If the Agent sells any of the Collateral on credit, the Borrower will only be credited with payments actually made by the purchaser.  In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent's rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.
(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 6 or elsewhere provided by agreement or applicable Law, each Grantor hereby grants to the Agent, for the benefit of the Agent and the Purchasers, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
7. OBLIGATIONS ABSOLUTE.
(a) Change of Circumstance.  THE RIGHTS OF THE AGENT HEREUNDER AND THE OBLIGATIONS OF THE GRANTORS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM THAT ANY GRANTOR OR ANY OTHER PERSON MAY HAVE AGAINST ANY PURCHASER AND SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL FULL AND INDEFEASIBLE SATISFACTION OF THE SECURED OBLIGATIONS AFTER OR CONCURRENT WITH THE TERMINATION OF ANY COMMITMENT OF THE PURCHASERS PURSUANT TO THE SECURITIES PURCHASE AGREEMENT.  Without limiting the generality of the foregoing, the obligations of the Grantors shall not be released, discharged or in any way affected by any circumstance or condition (whether or not the applicable Grantor shall have any notice or knowledge thereof) including, without limitation, any amendment or modification of or supplement to the Securities Purchase Agreement, any Notes or any other Transaction Document (including, without limitation, increasing the amount or extending the maturity of the Secured Obligations); any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments, or any exercise or failure to exercise of any right, remedy, power or privilege under or in respect of any such agreements or instruments; any invalidity or unenforceability, in whole or in part, of any term hereof or of the Securities Purchase Agreement, any Notes or any other Transaction Document; any failure on the part of Borrower or any other Person for any reason to perform or comply with any term of the Securities Purchase Agreement, any Note or any other Transaction Document; any furnishing or acceptance of any additional security or guaranty; any release of any Grantor or any other Person or any release of any or all security or any or all guarantees for the Secured Obligations, whether any such release is granted in connection with a bankruptcy or otherwise; any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Grantor or any other Person or their respective properties or creditors; the application of payments received by the Agent or any Purchaser from any source that were lawfully used for some other purpose, which lawfully could have been applied to the payment, in full or in part, of the Secured Obligations; or any other occurrence whatsoever, whether similar or dissimilar to the foregoing.  Without limiting the generality of the foregoing, at any time that the Securities Purchase Agreement or the Notes are amended to increase the amount of the Obligations thereunder, the amount of the Secured Obligations shall be accordingly increased.
(b) No Duty To Marshal Assets.  The Agent shall have no obligation to marshal any assets in favor of any Grantor or any other Person or against or in payment of any or all of the Secured Obligations.
(c) Waiver of Right of Subrogation, Etc.  Each Grantor hereby waives any and all rights of subrogation, reimbursement, or indemnity whatsoever in respect of such Grantor arising out of remedies exercised by the Agent hereunder until full and indefeasible payment of the Secured Obligations.
(d) Other Waivers.  Each Grantor hereby waives promptness, diligence and notice of acceptance of this Agreement.  In connection with any sale or other disposition of Collateral, to the extent permitted by applicable Law, each Grantor waives any right of redemption or equity of redemption in the Collateral.  Each Grantor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of protest, dishonor and notice of dishonor or notice of default or any other similar notice with respect to any of the Secured Obligations, and all other similar notices to which any Grantor might otherwise be entitled, except as otherwise expressly provided in the Transaction Documents.  The Agent is under no obligation to pursue any rights against third parties with respect to the Secured Obligations and each Grantor hereby waives any right it may have to require otherwise.  Each Grantor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement; and each Grantor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

(e) Each Grantor further waives to the fullest extent permitted by law any right it may have under the constitution of the Commonwealth of Massachusetts (or under the constitution of any other state in which any of the Collateral or any Grantor may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Agent, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.
(f) EACH GRANTOR'S WAIVERS UNDER THIS SECTION 7 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GRANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.
8. NO IMPLIED WAIVERS.  No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between the Grantor, on the one hand, and the Agent or the Purchasers, on the other hand, shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Purchasers would otherwise have.  No notice to or demand on any Grantor in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Purchasers to take any other or further action in any circumstances without notice or demand.  Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.
9. STANDARD OF CARE.
(a) In General.  No act or omission of the Agent or any Purchaser (or agent or employee of any of the foregoing) hereunder or related hereto or related to the transactions contemplated by this Agreement or the other Transaction Documents shall give rise to any defense, counterclaim or offset in favor of any Grantor or any claim or action against the Agent or such Purchaser (or agent or employee thereof), in the absence of gross negligence or willful misconduct of the Agent or such Purchaser (or agent or employee thereof) as determined  in a final, nonappealable judgment of a court of competent jurisdiction.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other Collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of it gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.
(b) No Duty to Preserve Rights.  Without limiting the generality of the foregoing, the Agent has no duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral.
(c) No Duty to Prepare for Sale.  Without limiting the generality of the foregoing, the Agent has no obligation to clean-up or otherwise prepare the Collateral for sale.
(d) Duties Relative to Contracts.  Without limiting the generality of the foregoing, each Grantor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Grantor thereunder.  The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times.
(e) Reliance on Advice of Counsel.  In taking any action under this Agreement or any other Transaction Document, the Agent shall be entitled to rely upon the advice of counsel of Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.
(f) No Obligation to Act.  The Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders (as defined below) and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Agent, it shall have been provided indemnity from the Borrower satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Securities Purchase Agreement.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Agent in such jurisdiction or impose a tax on the Agent by reason thereof.
(g) Action By Agent.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Agent shall have no obligation to take any actions under the Security Documents.

10. MISCELLANEOUS.
(a) Assignment.  Except as otherwise provided in the Securities Purchase Agreement, the Agent and each Purchaser may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of any Grantor and without prior notice.  No Grantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Securities Purchase Agreement.  Notwithstanding the foregoing, if there should be any assignment of any rights or obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of any Grantor shall bind the successors and assigns of such Grantor, together with the preexisting Grantor, whether or not such new or additional Persons execute a joinder hereto or assumption hereof (without the same being deemed a waiver of any default caused thereby) which condition shall not be deemed to be a waiver of any Event of Default arising out of such assignment.  The rights and privileges of the Agent under this Agreement shall inure to the benefit of its successors and assigns.
(b) Joint and Several Liability.  All Grantors shall jointly and severally be liable for the obligations of each Grantor to the Agent and the Purchasers hereunder.
(c) Notices.  All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be delivered or mailed in the manner specified in the Securities Purchase Agreement addressed to a party at its address set forth in or determined pursuant to the Securities Purchase Agreement, as the case may be.
(d) Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
(e) Costs and Expenses.  Without limiting any other cost reimbursement provisions in the Transaction Documents, upon demand, the Grantors shall pay to the Agent and the Purchasers, as applicable, the amount of any and all reasonable expenses incurred by the Agent and the Purchasers hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Agent and the Purchasers and those other expenses that may be incurred in connection with (i) the execution and delivery of this Agreement and any amendments, waivers and supplements hereto, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Agent or the Purchasers hereunder or (v) the failure of any Grantor to perform or observe any of the provisions hereof.
(f) Indemnification by Grantors.  Each Grantor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Transaction Document.
(g) Counterparts; Integration.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
(h) Amendments and Waivers.  The Purchasers holding more than 50% of the total outstanding principal balance of the Notes (the "Required Holders") shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.
(i) Headings.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof
11. SPECIFIC PERFORMANCE.  Each Grantor hereby authorizes the Agent to demand specific performance of this Agreement at any time when any Grantor shall have failed to comply with any provision hereof, and each Grantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.  Each Grantor that is not a party to the Securities Purchase Agreement hereby acknowledges receipt from the Borrower of a correct and complete copy of the Securities Purchase Agreement and consents to all of the provisions of the Securities Purchase Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.
12. RELATIONSHIP WITH SECURITIES PURCHASE AGREEMENT.  To the extent that any of the terms hereof is inconsistent with any provision of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control.

13. TERMINATION; PARTIAL RELEASE.
(a) At such time as all the Secured Obligations in respect of the Notes have been indefeasibly paid and performed in full (including the conversion in full of the Notes) then the security provided for herein shall terminate, provided, however, that all indemnities of the Borrower and each other Grantor contained in this Agreement or any other Transaction Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.
(b) Effective upon the closing of a disposition of any Collateral in conformity with the provisions of the Securities Purchase Agreement and the Notes, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the Collateral so disposed of shall terminate and the Agent shall deliver such releases as may be appropriate, provided, however, the security interest in all remaining Collateral shall remain in full force and effect.
14. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.
(a) Governing Law.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).
(b) Submission to Jurisdiction.  Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts sitting in Suffolk County and of the United States District Court of the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts state court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Transaction Document shall affect any right that the Agent or any Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against any Grantor or its properties in the courts of any jurisdiction.
(c) Waiver of Venue.  Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (b) above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each Grantor irrevocably waives, to the fullest extent permitted by applicable law, any right to bring any action or proceeding against the Agent in any court outside the Suffolk County, Massachusetts.
(d) Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
(e) Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in the name and on behalf of the parties hereto as of the date first above written.

SECURITY DEVICES INTERNATIONAL INC.

By:____________________________
Name:
Title:

SECURITY DEVICES INTERNATIONAL CANADA CORP.

By:____________________________
Name:
Title:

NORTHEAST INDUSTRIAL PARTNERS, LLC
 in its capacity as Agent

By:____________________________
Name:
Title:

[Signature Page to Security Agreement]

Annex A

FORM OF ADDITIONAL GRANTOR JOINDER

Security Agreement dated as of December 7, 2016 made by
Security Devices International Inc.
and its subsidiaries party thereto from time to time, as Grantors to and in favor of
Northeast Industrial Partners, LLC, as Collateral Agent (the "Security Agreement")

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Grantor Joinder to the Agent referred to above or its successor, the undersigned shall (a) be an Additional Grantor under the Security Agreement, (b) have all the rights and obligations of the Grantors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth in Section 4 therein as of the date of execution and delivery of this Additional Grantor Joinder and at any future dates that such representations must be restated pursuant to the terms of the Transaction Documents.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE AGENT, FOR THE BENEFIT OF THE PURCHASERS, A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Each Additional Grantor that is not a party to the Securities Purchase Agreement hereby acknowledges receipt from the Grantor of a correct and complete copy of the Securities Purchase Agreement and consents to all of the provisions of the Securities Purchase Agreement as in effect on the date hereof and agrees that its consent is not required for any amendments, modifications, restatements or waivers of it or any of the provisions thereof.

An executed copy of this Joinder shall be delivered to the Agent, and the Agent and the Purchasers may rely on the matters set forth herein on or after the date hereof.  This Joinder shall not be modified, amended or terminated without the prior written consent of the Agent.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Grantor]

By:
Name:
Title:

Address:

Dated:

Annex B

FORM OF POWER OF ATTORNEY

This Power of Attorney is executed and delivered by ___________________, a ______________________ ("Grantor"), to Northeast Industrial Partners, LLC as Agent for itself and Purchasers as such term is defined in the Securities Purchase Agreement referred to below ("Attorney").  This Power of Attorney is delivered in connection with and pursuant to a certain Securities Purchase Agreement dated as of even date herewith (as the same may be amended, modified, restated and/or supplemented from time to time, the "Securities Purchase Agreement") and that certain Security Agreement delivered in connection therewith (the "Security Agreement").  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by Grantor without Attorney's written consent.

Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as Grantor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Attorney's discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Securities Purchase Agreement, the Security Agreement and any and all agreements, documents and instruments executed, delivered or filed in connection therewith from time to time (collectively, the "Transaction Documents") and, without limiting the generality of the foregoing, Grantor hereby grants to Attorney the power and right, on behalf of Grantor, without notice to or assent by Grantor, and at any time, to do the following:

(a) change the mailing address of Grantor, open a post office box on behalf of Grantor, open mail for Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of Grantor;
(b) receive, endorse Grantor's name on, and collect, any checks, notes, acceptances, money orders, drafts and any other forms of payment or security payable to Grantor, and hold all amounts or proceeds so received or collected as cash collateral in a restricted account for the benefit of the Purchasers, or apply such amounts or proceeds to the Secured Obligations in accordance with the terms of the Securities Purchase Agreement;
(c) effect any repairs to any asset of Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies;
(d) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Grantor or its property;
(e) defend any suit, action or proceeding brought against Grantor if Grantor does not defend such suit, action or proceeding or if Attorney believes that Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate;
(f) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to Grantor whenever payable and to enforce any other right in respect of Grantor's property;
(g) cause the certified public accountants then engaged by Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney's request, the following reports:  (i) a reconciliation of all accounts, (ii) an aging of all accounts, (iii) trial balances, (iv) test verifications of such accounts as Attorney may request, and (v) the results of each physical verification of inventory;
(h) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of Grantor in and under the contracts and other matters relating thereto;
(i) to the extent that Grantor's authorization given in the Security Agreement is not sufficient, to file such financing statements with respect to the Security Agreement as Attorney may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature;
(j) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and
execute, deliver and/or record, as applicable, in connection with any sale or other remedy provided for in any Transaction Document, any endorsements, assignments or other applications for or instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Attorney were the absolute owner of the property of Grantor for all purposes, and to do, at Attorney's option and Grantor's expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon Grantor's property or assets and Attorney's liens thereon, all as fully and effectively as Grantor might do.  Grantor hereby ratifies, to the extent permitted by law, all that Attorney shall lawfully do or cause to be done by virtue hereof.  Without limiting the generality of the foregoing, Attorney is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office and Canadian Intellectual Property Office.

IN WITNESS WHEREOF, this Power of Attorney is duly executed on behalf of Grantor this ____ day of ____________, 20___.

[_______________________________]

By:
Name:
Title:

NOTARY PUBLIC CERTIFICATE

On this _____ day of ____________, 20___, [officer's name] who is personally known to me appeared before me in his/her capacity as the [title] of [name of Grantor] ("Grantor") and executed on behalf of Grantor the Power of Attorney in favor of _______________, as Agent, to which this Certificate is attached.

                                    Notary Public

Schedule 1

LOCATIONS OF COLLATERAL

125 Lakeshore Road East, Suite 300
Oakville, ON L6J 1H3
Canada

25 Sawyer Passway
Fitchburg, Massachusetts 01420
United States of America

9325 Puckett Road
Perry, Florida 32348
United States of America

Schedule 2

LOCATIONS OF GRANTORS

Chief Executive Offices:

The chief executive offices of each of the Grantors is

125 Lakeshore Road East, Suite 300
Oakville, ON L6J 1H3
Canada

The other locations at which the Borrower maintains a place of business are:

25 Sawyer Passway
Fitchburg, Massachusetts 01420
United States of America

and

9325 Puckett Road
Perry, Florida 32348
United States of America

There are no other locations at which the Subsidiary maintains a place of business

Schedule 3

NAMES USED BY GRANTORS

Not applicable

Schedule 4

FILING OFFICES

UCC Filings

Security Devices International Inc.

Delaware Department of State: Division of Corporations
John G. Townsend Bldg.
401 Federal Street,  Suite 4
Dover, DE 19901

Security Devices International Canada Corp.

District of Columbia
Recorder of Deeds
1101 4th Street, SW, 5th Floor
Washington, DC 20024

PPSA Filings

Security Devices International Inc.

Personal Property Security Registration System – Ontario

Security Devices International Canada Corp.

Personal Property Security Registration System – Ontario

Schedule 5

PATENTS AND PATENT APPLICATIONS

Patents

US
Reg. No.	Description
A. US 2008/0236435	Non-lethal projectile
B. US 2010/0008012	Electronic circuitry for incapacitating a target
C. US 2011/0001619	Autonomous operation of a non-lethal projectile
D. US 2007/0101893	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption

Patent Applications

US
A. WO 2015/105526 A1	Payload carrying arrangement for a non-lethal projectile

Schedule 6

TRADEMARKS AND TRADEMARK APPLICATIONS

Grantor	Mark or Application	Registration Number or Serial Number	Date of Registration or Application
None

Schedule 7

REGISTERED COPYRIGHTS

Grantor	Copyrighted Work	Author(s)	Title	Registration Number
None

Schedule 8

DOMAIN NAMES

securitydii.com/

Schedule 9

INTELLECTUAL PROPERTY LICENSES

None.

Schedule 10

COMMERCIAL TORT CLAIMS

Plaintiff	Defendant	Description of the Claim
None

EXHIBIT C

SECURITY AGREEMENT -- TRADEMARKS,
PATENTS AND COPYRIGHTS

THIS SECURITY AGREEMENT -- TRADEMARKS, PATENTS AND COPYRIGHTS (this "IP Security Agreement") is made as of December 7, 2016, between Security Devices International Inc., a Delaware corporation, on behalf of itself and its wholly-owned subsidiary, Security Devices International Canada Corp., a Canadian corporation (collectively, the "Company"), and the Secured Party (as defined below).  As used herein, "Secured Party" means Northeast Industrial Partners, LLC, in its capacity as Collateral Agent for the benefit of the Purchasers (as that term is defined in the Securities Purchase Agreement defined below), together with its successors and assigns in such capacity.

WHEREAS, the Company has adopted and is using the trademarks, trade names and designs listed in Schedule A annexed to this IP Security Agreement and made a part hereof; and

WHEREAS, the Company has informed the Secured Party that it owns the patents, patent applications and copyrights listed in Schedule A hereto; and

WHEREAS, pursuant to a Securities Purchase Agreement dated as of the date hereof (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the "Securities Purchase Agreement") by and among the Company, the Secured Party and the Purchasers identified therein, the Purchasers have agreed to purchase from the Company certain of its Senior Secured Convertible Notes (individually, a "Note" and collectively, the "Notes") in the aggregate amount and on the terms and conditions set forth in the Securities Purchase Agreement substantially in the form attached hereto as Exhibit 1 and dated as of the date hereof; and

WHEREAS, as a condition to the Purchasers' purchase from the Company of any of the aforementioned Notes, the Purchasers require the execution and delivery of this IP Security Agreement by the Company.

Accordingly, the Company and the Secured Party, intending to be legally bound hereby, agree that, as security for the full and timely payment of the obligations under the Notes and the performance of the obligations of the Company under the Notes and this IP Security Agreement (collectively, the "Obligations"), the Company hereby mortgages  and pledges to the Secured Party and assigns and grants to the Secured Party a lien and security interest in, all its right, title and interest in and to all of the following:

(A) (i) each of the trademarks, trade names and designs described in Schedule A to this IP Security Agreement, and any other trademarks, trade names and designs that the Company may adopt and use, in the United States or foreign countries, in connection with its business after the date of this IP Security Agreement (collectively, the "Trademarks"), together with the good will of the business symbolized thereby; (ii) all registrations and pending trademark applications owned presently or obtained or filed hereafter, both in the United States and in foreign countries; (iii) all records of the Company relating to the distribution of products bearing the Trademarks; and (iv) any and all proceeds of the foregoing, including, without limitation, any royalties, claims for infringement and proceeds of sale or other disposition (collectively, the "Trademarks Collateral"); and

(B) (i) each of the patents and patent applications, including the inventions disclosed or claimed therein, described in Schedule A to this IP Security Agreement, and any other patents and patent applications and similar legal protection, both domestic and foreign, including all continuations, extensions, renewals, substitutes, divisions or reissues thereof, that the Company may acquire after the date of this IP Security Agreement (collectively, the "Patents"); and (ii) any and all proceeds of the Patents, including, without limitation, any royalties, fees, claims for past, present and future infringement and proceeds of sale or other disposition (the "Proceeds" and, together with the Patents, the "Patents Collateral"); and

(C) (i) all United States original works or authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all United States registrations and recordings thereof, including without limitation, applications, registrations, and recordings in the United States Copyright Office or in any similar office or agency in the United States, or any State thereof, all whether now owned or hereafter acquired by the Company, including, but not limited to, those described on Schedule A annexed hereto and made a part hereof; and (ii) all extensions and renewals thereof (collectively, the "Copyrights Collateral"); and

(D) certain other intellectual property, which shall include, without limitation, all designs, concepts, discoveries, ideas, improvements, inventions, formulae, processes, techniques, works of authorship, mask works, data (whether or not patentable or registrable under copyright or similar statutes), object code, algorithms, blueprints, layouts, integrated circuit die or wafers, marks, microcode, programs, procedures, schematics, sketches, source code, specifications, strategies, subroutines, research, test results, hardware, software (as such term is defined in the Uniform Commercial Code as enacted in the State of Delaware (the "UCC")), license rights, trade secrets and any material constituting a trade secret, methods, know-how, specifications, and customer lists, proprietary technology and any information relating thereto, regardless of any contrary interpretation of such term as now or hereafter used in the UCC; or which relates to or arises out of the use, function, development, improvement or any additions or modifications to the Patents Collateral, the Trademarks Collateral or the Copyrights Collateral (collectively, the "General Intangibles Collateral") and pertains to the Company's business enterprise.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. As security for the full and prompt payment and performance of all Obligations, the Company does hereby pledge to the Secured Party and assign and grant to the Secured Party a security interest in, all of the right, title and interest of the Company in and to all of the following, now owned or hereafter arising or acquired: (i) the Trademarks Collateral; (ii) the Patents Collateral; (iii) the Copyrights Collateral; (iv) any claims by the Company against third parties for infringement of the Trademarks, Patents or Copyrights; (v) the General Intangibles Collateral; and (vi) any and all products and proceeds of the foregoing (collectively, the "Intellectual Property Collateral").

2. The Company represents and warrants that it is the owner of its Intellectual Property Collateral and has the right and power to make the pledge and grant the security interest granted in this IP Security Agreement; and that the Intellectual Property Collateral is free of all liens and encumbrances.  Further, the Company represents and warrants that the Intellectual Property Collateral constitutes all of the intellectual property owned by the Company.  The Company shall retain the full legal and equitable title to the Intellectual Property Collateral and, provided there exists no Event of Default (as defined in the Notes) under the Notes (or any of them) or hereunder, the Company shall have the right to use and register the Intellectual Property Collateral in the ordinary course of its business.  The Company agrees that it will not sell, transfer, assign or grant a lien or security interest in any of the Intellectual Property Collateral except as permitted hereunder.  At such time as all Obligations in respect of the Notes have been indefeasibly paid and performed in full (including the conversion in full of the Notes), this IP Security Agreement shall terminate and be of no further force and effect and the Secured Party shall thereupon terminate its security interest in the Intellectual Property Collateral.  Until such time, however, this IP Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

3. (a) The Company will take all reasonable steps required to maintain and defend full effect, title and right in and to keep in force (i) the Trademarks and registrations of the Trademarks in the United States Patent and Trademark Office, or any similar office, including, without limitation, filing of affidavits of use and incontestability and renewal applications, prosecution of trademark applications, and taking part in opposition, interference and cancellation proceedings; (ii) the Patents in the United States Patent and Trademark Office and foreign patent offices, or any similar office, including without limitation, prosecution of patent applications, payment of maintenance fees and annuities; and (iii) the Copyrights in the United States Copyright Office or any similar office.

(b) The Company will perform all acts and execute any documents, including without limitation, assignments suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, and Uniform Commercial Code financing statements, reasonably requested of it by the Secured Party at any time to evidence, perfect and maintain the rights in the Intellectual Property Collateral granted to the Secured Party under this IP Security Agreement.  The Company will promptly notify the Secured Party at the time the Company adopts for use in its business any trademarks, patents or registered copyrights not described on Schedule A to this IP Security Agreement and files any applications to register a trademark or copyright, or files any patent applications.  To the extent permitted by law, the Company hereby authorizes the Secured Party to execute and file such assignments and financing statements (and/or similar documents) with respect to the Intellectual Property Collateral, or copies thereof or of this IP Security Agreement, signed only by the Secured Party.

4. Concurrently with the execution and delivery of this IP Security Agreement, the Company is executing and delivering to the Secured Party two originals of a Special Power of Attorney, each in the form of Exhibit 2 to this IP Security Agreement, for the Secured Party's use in executing on behalf of the Company an Assignment for Security in the form of Exhibit 3 to this IP Security Agreement, which Assignment for Security shall be suitable for recording in the United States Patent and Trademark Office, the United States Copyright Office and the Canadian Intellectual Property Office, to provide Secured Party with access to the Patents or Trademarks (or any applications or registrations thereof), all in accordance with paragraph 3(b) of this IP Security Agreement.  The Company hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted therein other than gross negligence or willful misconduct of the Secured Party.

5. If an Event of Default (as defined in the Notes) has occurred, then, in addition to all other rights and remedies of the Secured Party, whether under law, the Notes or otherwise, the Secured Party may, without notice to, or consent by, the Company, (a) grant itself a license to use the Patents, Trademarks and Copyrights, or any of them, without payment of any kind, until all inventories of finished goods produced for the Company are sold or consumed; (b) assign, sell or otherwise dispose of or use the Intellectual Property Collateral, or any of it, either with or without special or other conditions or stipulations, with power to buy the Intellectual Property Collateral or any part of it, and with power also to execute assurances, and to do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (c) in order to implement any such assignment, sale or other disposal of any of the Intellectual Property Collateral, pursuant to the authority granted in the Power of Attorney described in paragraph 4 of this IP Security Agreement (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of the Patents, Trademarks or Copyrights (or any application or registration thereof), in a form suitable for filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office and the Canadian Intellectual Property Office.

6. No failure or delay on the part of Secured Party in exercising any right, remedy, power or privilege under this IP Security Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of Secured Party under this IP Security Agreement or the Notes, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Secured Party under this IP Security Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

7. The provisions of this IP Security Agreement are intended to be severable.  If any provision of this IP Security Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this IP Security Agreement in any jurisdiction.

8. All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this IP Security Agreement shall be deemed to have been given or made when given or made in accordance with any of the Notes.

9. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns.  This IP Security Agreement shall bind all persons who become bound as a debtor to this IP Security Agreement.  The Company shall not assign any of its interest under this IP Security Agreement without the prior written consent of the Secured Party.  Any purported assignment inconsistent with this provision shall, at the option of the Secured Party, be null and void.

10. The parties hereto consent to the exclusive jurisdiction and venue of the federal and state courts located in Suffolk County, Commonwealth of Massachusetts in any action on, relating to or mentioning this IP Security Agreement.

11. This IP Security Agreement shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts and the execution and delivery of this IP Security Agreement and the terms and provisions of this IP Security Agreement shall be governed by and construed in accordance with the laws of that State (without regard to its conflict of laws rules) and, to the extent applicable or governing, the laws of the United States of America; provided, however, that to the extent the UCC provides for the application of the law of another State or foreign jurisdiction for purposes of perfection and the effect of perfection of the security interest granted to the Secured Party hereunder, then the IP Agreement shall be governed by that State's or jurisdiction's law.

12. This IP Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

13. This IP Security Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.

14. The Company and the Secured Party request that the Commissioner of Patents and Trademarks, and the Register of Copyrights record this IP Security Agreement with respect to the applicable Intellectual Property Collateral.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed and delivered this Security
Agreement as of the day and year first above written.

The Company:

SECURITY DEVICES INTERNATIONAL INC.

By:
Name:   Dean Thrasher
Title:     President & CEO

Secured Party:

NORTHEAST INDUSTRIAL PARTNERS, LLC

By:___________________________________
Name: Bryan S. Ganz
Title:  Manager

[Signature Page to Security Agreement – Trademarks, Patents and Copyrights]

Security Agreement – Trademarks,
Patents and Copyrights

Schedule A

Patents

US
Reg. No.	Description
A. US 2008/0236435	Non-lethal projectile
B. US 2010/0008012	Electronic circuitry for incapacitating a target
C. US 2011/0001619	Autonomous operation of a non-lethal projectile
D. US 2007/0101893	Non-lethal wireless stun projectile system for immobilizing a target by neuromuscular disruption

Patent Applications

US
Application No.	Description
A. WO 2015/105526 A1	Payload carrying arrangement for a non-lethal projectile

Trademarks

None

Trademark Applications

None

Copyrights Collateral

None

Security Agreement – Trademarks,
Patents and Copyrights

Exhibit 1

Form of Note Purchase Agreement

See attached.

Security Agreement – Trademarks,
Patents and Copyrights

Exhibit 2

Form of Special Power of Attorney

See attached.

Security Agreement – Trademarks,
Patents and Copyrights

Exhibit 3

Form of Assignment for Security

See attached.

EXHIBIT D

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Agreement") made as of the 7th day of December, 2016, by and among Security Devices International Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower") and the subsidiaries of the Borrower designated as "Guarantors" on the signature lines hereto (together with their successors and permitted assigns and any other person or entity that becomes a Guarantor hereunder pursuant to Section 5 below, jointly and severally, the "Guarantors" or, individually, a "Guarantor"), in favor of Northeast Industrial Partners, LLC, as collateral agent for the Purchasers (as that term is defined in the Securities Purchase Agreement referred to below) (together with its successors and assigns in such capacity, the "Agent").

Background

The Agent, the Borrower and the Purchasers entered into a certain Securities Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, modified and/or supplemented from time to time, the "Securities Purchase Agreement"; terms used herein and not otherwise defined herein are used as defined in the Securities Purchase Agreement).  Security Devices International Canada Corp. is a Subsidiary of the Borrower.  Pursuant to the Securities Purchase Agreement, the Purchasers agreed to purchase the Notes from the Borrower on the terms and conditions described therein.  The Borrower may, among other things, use the proceeds of the issuance of the Notes to extend credit to, and make capital contributions in, the Guarantors.  Therefore, as a result of the Securities Purchase Agreement, the Guarantors can obtain capital on terms more favorable to them as part of this borrowing group than they could acting alone.  One of the conditions to the extension of credit under the Securities Purchase Agreement is that the Guarantors guaranty payment of and act as surety for the obligations of the Borrower arising out of the Securities Purchase Agreement and related agreements and instruments.

Accordingly, each Guarantor and the Borrower, intending to be legally bound, hereby agrees with the Agent as follows.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Guaranty and Suretyship.

1.1 Guaranty of Payment.  The Guarantors hereby jointly and severally agree to act as surety for the Guaranteed Obligations (as defined in Section 1.2 below), and irrevocably and unconditionally guaranty to the Agent and the Purchasers that the Guaranteed Obligations shall be paid in full when due and payable, whether at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment or otherwise.

1.2 Definition of "Guaranteed Obligations".  For purposes of this Agreement, the term "Guaranteed Obligations" shall mean (a) any obligations of the Borrower pursuant to the Securities Purchase Agreement and the Transaction Documents including, without limitation, any amounts due from time to time in respect of (i) principal and interest thereon under the Notes, (ii) conversion, exercise or redemption of the Notes, (iii) fees payable under the Securities Purchase Agreement and (iv) indemnifications provided for, and other amounts payable, under the Securities Purchase Agreement or other Transaction Documents.  Notwithstanding the definition of "Guaranteed Obligations" herein, the liability of each Guarantor hereunder is limited to an amount equal to (x) the amount that would render this guaranty void, voidable or unenforceable against such Guarantor's creditors or creditors' representatives under any applicable fraudulent conveyance, fraudulent transfer or similar act or under Section 544 or 548 of the Bankruptcy Code of 1978, as amended, minus (y) $1.00 (one U.S. Dollar).

1.3 Obligations of Guarantors Absolute, Etc.  The obligations of the Guarantors hereunder shall be absolute and unconditional.  Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement, instrument or document giving rise to such Guaranteed Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such terms or the rights of the Agent and the Purchasers with respect thereto.  The liability of the Guarantors hereunder shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any Transaction Document;

(b) any change in the time, manner or place of payment of the Guaranteed Obligations;

(c) any amendment or modification of or supplement to the Transaction Documents (including, without limitation, any amendment which would increase the amount of the Guaranteed Obligations), or any furnishing or acceptance of any security, or any release of any security or the release of any Person's obligations (including without limitation, any Guarantor, the Borrower or any pledgor), with respect to the Guaranteed Obligations;

(d) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument, document or agreement or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument;

(e) any counterclaim, setoff, recoupment or defense based upon any claim any Guarantor, the Borrower or any pledgor may have against the Agent or any Purchaser;

(f) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, any Affiliate of the Borrower or any Guarantor or their respective properties or creditors;

(g) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Transaction Documents;

(h) any failure on the part of the Borrower or any Affiliate or any Person that may have been an Affiliate for any reason to perform or comply with any term of the Transaction Documents; or

(i) any other occurrence whatsoever, whether similar or dissimilar to the foregoing.

1.4 Continuing Guaranty.  This guaranty and suretyship is an absolute, unconditional, present and continuing guaranty and suretyship of payment and is in no way conditional or contingent; it shall remain in full force and effect until terminated pursuant to Section 7 below.

1.5 Joint and Several Liability.  Each and every representation, warranty, covenant and agreement made by the Guarantors, or any of them, under this Agreement shall be and constitute joint and several obligations of all of the Guarantors, whether or not so expressly stated herein.

1.6 Waivers.  Each Guarantor hereby waives, to the fullest extent permitted by applicable law, (a) all presentments, demands for performance, notice of non‑performance, protests, notices of protests and notices of dishonor in connection with the Guaranteed Obligations or any agreement relating thereto; (b) notice of acceptance of this Agreement; (c) any requirement of diligence or promptness on the part of the Agent or any Purchaser in the enforcement of its rights hereunder or under the Transaction Documents; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly to the Guaranteed Obligations; (e) notice of any of the matters referred to in subsection 1.3 hereof; (f) notices of every kind and description which may be required to be given by any statute or rule of law; and (g) any defense of any kind which it may now or hereafter have with respect to its liability under this Agreement to the fullest extent permitted by law.  Without limiting the foregoing, the Agent and the Purchasers shall not be required to make any demand upon, or to pursue or exhaust any rights or remedies against the Borrower, any other Guarantor or any other Person, or against the collateral security, for the Guaranteed Obligations.  No failure on the part of the Agent or the Purchasers to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Each Guarantor hereby agrees that it will not enforce or otherwise exercise or claim or assert any rights of subrogation or contribution against any Person with respect to the Guaranteed Obligations or any security therefor unless and until all the Guaranteed Obligations are paid in full.  EACH GUARANTOR'S WAIVERS UNDER THIS SECTION 1.6 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH GUARANTOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

2. Expenses.

Whether or not the transactions contemplated by this Agreement are fully consummated, each Guarantor and the Borrower shall promptly pay (or reimburse, as the Agent may elect) all costs and expenses which the Agent has incurred or may incur in connection with the negotiation, preparation, reproduction, interpretation, administration and enforcement of this Agreement and all amendments, waivers, modifications and supplements hereto and the collection of all amounts due hereunder, including, without limitation, reasonable fees of counsel to the Agent.

3. Representations and Warranties.

The Guarantors hereby jointly and severally represent and warrant that each of the representations and warranties relating to them set forth in any Transaction Document is incorporated herein by reference and is true and correct on and as of the date hereof.

4. Covenants.

Each of the covenants and agreements of the Borrower which are set forth or incorporated in any of the Transaction Documents and which are expressly applicable or refer to the "Subsidiaries" of Borrower or otherwise refer to any Guarantors are hereby incorporated by reference as though set forth herein in their entirety, and each Guarantor hereby agrees to perform and abide by each such covenant and agreement which purports to be applicable to it.

5. Additional Parties.

Except as otherwise provided in the Transaction Documents, the Guarantors shall at all times constitute all of the direct and indirect Subsidiaries of Borrower.  If any Person becomes such a Subsidiary after the date hereof, such Person shall become a Guarantor hereunder, and the Borrower shall cause such Person to signify its acceptance of the terms hereof by execution and delivery to the Agent of one or more counterparts of the Joinder hereto, appropriately dated.

6. Right of Set-off.

Each Guarantor hereby pledges and gives to each Purchaser a lien and security interest for the amount of the Guaranteed Obligations upon and in the balance of any account maintained by such Guarantor with such Purchaser or any other liability of such Purchaser to such Guarantor.  Upon the occurrence of and throughout the period in which the Purchasers reasonably believe there is continuing an Event of Default under the Notes, each Guarantor hereby authorizes each Purchaser to apply any such deposit balances now or hereafter in the possession of such Purchaser to the payment of the Guaranteed Obligations.  The provisions hereof shall not be deemed or construed to limit rights of set‑off or liens or similar rights which any Purchaser may otherwise have by reason of applicable Law or other agreement.

7. Termination of Guaranty.

7.1 Termination of Guaranty Obligations of All Guarantors.  At such time as (a) no Purchaser has any Commitment to make further fundings to the Borrower under the terms of the Securities Purchase Agreement and (b) all the Guaranteed Obligations in respect of the Notes have been indefeasibly paid and/or performed in full (including the conversion in full of the Notes), then the guaranty provided for herein and this Agreement shall terminate, provided, however, that (i) all indemnities of the Guarantors or the Borrower contained in this Agreement or any Transaction Document shall survive and remain operative and in full force and effect regardless of the termination of this Agreement, and (ii) the guaranty provided for herein shall be reinstated if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Purchaser upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made.

7.2 Termination of Guaranty Obligations of Sold Guarantors.  Effective upon the closing of a sale or other disposition by the Borrower or any Subsidiary of the Borrower of all the outstanding capital stock of, or all partnership interests or all other equity interests in, any of the Guarantors hereunder (any Guarantor being so sold is hereinafter the "Sold Guarantor") in conformity with the provisions of the Securities Purchase Agreement and the Notes, and receipt by the Agent of a certification to such effect from the chief financial officer of the Borrower, the obligations of that Sold Guarantor hereunder (including, without limitation, obligations under Section 9 below) shall terminate.  However, all the obligations of the other Guarantors hereunder shall remain in full force and effect.

8. Miscellaneous.

8.1 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the choice of law provisions thereof).

8.2 Specific Performance.  The Borrower and each Guarantor hereby authorizes the Agent and the Purchasers to demand specific performance of this Agreement at any time when the Borrower or such Guarantor shall have failed to comply with any provision hereof, and the Borrower and each Guarantor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.

8.3 Acknowledgement of Terms of Securities Purchase Agreement and the Notes; Relationship to Securities Purchase Agreement and the Notes.  Each Guarantor hereby acknowledges receipt from the Borrower of a correct and complete copy of the Securities Purchase Agreement and the Notes and consents to all of the provisions of the Securities Purchase Agreement and the Notes as in effect on the date of this Agreement and agrees that its consent is not required for any amendments, modifications, restatements or waivers of the Securities Purchase Agreement or the Notes or any of the provisions thereof.  If any of the terms hereof are inconsistent with those of the Securities Purchase Agreement or the Notes (including, without limitation, any amendments, restatements, supplements and waivers that the Guarantors have been made aware of), those of the Securities Purchase Agreement or the Notes, as applicable, shall control.

8.4 Non-Exclusive Remedies.  No remedy or right herein conferred upon, or reserved to the Agent or the Purchasers is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other contract or under law.

8.5 Delay and Non-Waiver.  No delay or omission by the Agent or any Purchaser to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

8.6 Successors and Assigns.  Except as otherwise provided in the Securities Purchase Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Borrower or any Guarantor and without prior notice.  Neither the Borrower nor any Guarantor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent.  The rights and privileges of the Agent and the Purchasers under this Agreement shall inure to the benefit of their respective successors, assigns and participants.  All promises, covenants and agreements of the Borrower and each Guarantor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person.  Notwithstanding the foregoing, if there shall become additional "Guarantors" or if there should be any assignment of any guaranty obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of the Guarantors shall bind the successors and assigns of the Guarantors and any such additional Guarantors, jointly and severally, together with the preexisting Guarantors whether or not such new or additional Guarantors execute the Joinder as set forth in Section 5.

8.7 Amendments and Waivers.  This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents.  The Purchasers holding more than 50% of the total outstanding principal balance of the Notes (the "Required Holders") shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.

8.8 Notices and Communications.  Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Securities Purchase Agreement and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.

8.9 Headings; Counterparts.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.  Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.

8.10 Severability.  If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein.  Any such invalidity or unenforceability in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.  Without limiting the generality of the foregoing, any invalidity, illegality or unenforceability of any term or provision of this Agreement in any jurisdiction or as against any Guarantor shall not affect the validity, legality or enforceability of any other terms hereof or in any other jurisdiction or against any other Guarantor.

9. Indemnification.

Each Guarantor, jointly and severally, shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the guarantees provided herein except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.  This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in any other Transaction Document.

10. Jurisdiction; Waiver of Jury Trial.

For the purpose of any action that may be brought in connection with this Agreement, the Borrower and each Guarantor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Massachusetts or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower or Guarantor at the address provided for in Section 8.8.  Service so made shall be deemed to be completed upon actual receipt at the address specified in said section.  The Borrower and each Guarantor waives the right to contest the jurisdiction and venue of the courts located in Suffolk County, Commonwealth of Massachusetts on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against the Agent or any Purchaser in any court outside Suffolk County, Commonwealth of Massachusetts,.  The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Purchaser to institute and conduct an action in any other appropriate manner, jurisdiction or court.

NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM.  NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.  EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty and Suretyship Agreement on the date and year first above written.

Borrower:

SECURITY DEVICES INTERNATIONAL INC.

By:____________________________
Name:
Title:

Notice Information
25 Sawyer Passway,
Fitchburg, MA 01420  USA
Phone No.: (978) 868-5011
Fax No.
Attention: Dean Thrasher, President and CEO

Guarantors:

SECURITY DEVICES INTERNATIONAL CANADA CORP.

By:____________________________
Name:
Title:

Notice Information
#300-125 Lakeshore Road E.,
Oakville, ON  L6J 1H3  Canada
Phone No.: (905) 582-6402 X 104
Fax No.401-274-5707
Attention: Dean Thrasher, President & CEO

[Signature Page to Guaranty and Suretyship Agreement]

Agent:

NORTHEAST INDUSTRIAL PARTNERS, LLC, in its capacity as Agent

By:____________________________
Name:
Title:
Notice Information

Northeast Industrial Partners, LLC
107 Audubon Road, Suite 201
Wakefield, MA, USA 01880
Telephone: (339) 219-0302
Facsimile:
Attention:  Bryan S. Ganz, Manager

[Signature Page to Guaranty and Suretyship Agreement]

JOINDER

The undersigned acknowledges that it is a Guarantor under the Guaranty and Suretyship Agreement, dated December 7, 2016 made by and among Security Devices International Inc. (the "Borrower") and the subsidiaries of the Borrower designated as "Guarantors" on the signature lines thereto in favor of [_____________] as collateral agent for the Purchasers (as defined in the Securities Purchase Agreement referred to therein), and hereby agrees to be bound by the foregoing Guaranty and Suretyship Agreement and to perform the covenants applicable to Guarantors contained or incorporated therein, and hereby confirms the accuracy of the representations and warranties made or incorporated therein insofar as such representation and warranties purportedly relate to the undersigned.

[_________________________________]

By:
Name:
Title:
Address:

Phone No.:
Fax No.:
Attention:

EXHIBIT E

BORROWER/SUBSIDIARY PLEDGE AGREEMENT

THIS BORROWER/SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") is made as of the 7th day of December, 2016, by and among Security Devices International Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower"), Security Devices International Canada Corp., a Canadian corporation (together with its successors and permitted assigns, "SDIC"), and Northeast Industrial Partners, LLC, as collateral agent for the Purchasers (as that term is defined in the Securities Purchase Agreement referred to below) (together with its successors and assigns in such capacity, the "Agent").  SDIC and the Borrower are each referred to herein individually as a "Pledgor" and collectively as the "Pledgors."

Background

On the date hereof the Purchasers and the Agent have entered into a Securities Purchase Agreement (as amended, extended, supplemented, restated, or otherwise modified from time to time, the "Securities Purchase Agreement") with the Borrower, pursuant to which the Purchasers agreed to purchase the Notes from the Borrower on the terms and conditions described therein.

One of the prerequisites to the Purchasers entering into the Securities Purchase Agreement is that the Pledgors shall have entered into this Agreement and shall have granted to the Agent for the benefit of the Purchasers a security interest in the Collateral (as defined below) to secure its obligations under the Securities Purchase Agreement and certain related documents and agreements as more fully set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, and in consideration of the mutual covenants herein contained and other good and valuable consideration receipt of which is hereby acknowledged, agree as follows:

1. DEFINITIONS.
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in, or by reference in, the Securities Purchase Agreement or the Uniform Commercial Code, as applicable.  The following terms shall have the following meanings:

"Collateral" shall mean:

(a) all Investment Property, Securities Entitlements and General Intangibles respecting ownership and/or other equity interests in each Subsidiary of a Pledgor, but in any event shall include, without limitation, the shares of capital stock and other securities of, or issued by, any of the entities listed on Schedule I hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock of and/or other equity interests of any Subsidiary of a Pledgor obtained in the future by a Pledgor or in which a Pledgor shall have any rights, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the "Pledged Securities") and all rights of a Pledgor to receive monies due and to become due pursuant thereto and all other rights related to the Pledged Securities (all the foregoing being referred to herein as "Pledged Interests");
(b) all rights under the Organizational Documents of any Subsidiary of a Pledgor and all other agreements related to the Pledged Securities, as such documents and agreements may be amended, modified, supplemented and/or restated from time to time, and all rights of the Pledgors to receive monies due and to become due pursuant thereto;
(c) all other property which may be delivered to and held by the Agent pursuant to the terms hereof of any character whatsoever into which any of the foregoing may be converted or which may be substituted for any of the foregoing; and
(d) all Proceeds of the Pledged Securities and Pledged Interests and of such other property, including, without limitation, all dividends, interest, cash, notes, securities, equity interests or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any of or all such Pledged Securities, Pledged Interests or other property.
"Event of Default" has the meaning given to such term in the Notes.

"Law" shall mean all common law and all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and order of courts or governmental authorities and all orders and decrees of all courts and arbitrators.

"Necessary Endorsement" shall mean undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent may reasonably request.

"Organizational Documents" shall mean, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

"Proceeds" shall be used herein as defined in the Uniform Commercial Code but, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance (whether or not the Agent is named as the loss payee thereof), indemnity, warranty or guaranty payable to a Pledgor or the Agent from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever, cash and non-cash) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority), (c) any and all amounts received when Collateral is sold, leased, licensed, exchanged, collected or disposed of, (d) any rights arising out of Collateral, (e) any dividends or other distributions associated with the Collateral, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Secured Obligations" shall mean, collectively, the following obligations of the Pledgors, whether now existing or hereafter incurred:
(a) (i) the payment by the Borrower, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Securities Purchase Agreement, the Notes, and the other Transaction Documents, including, without limitation, (A) all principal of and interest on the Notes (including, without limitation, all interest that accrues after the commencement of any bankruptcy, reorganization or similar proceeding (an "Insolvency Proceeding") involving any Pledgor, whether or not the payment of such interest is unenforceable or is not allowable due to the existence of such Insolvency Proceeding), and (B) all fees, commissions, expense reimbursements, indemnifications and all other amounts due or to become due under the Securities Purchase Agreement or any of the Transaction Documents; and
(b) the due performance and observance by each Pledgor of all of its other obligations from time to time existing in respect of any of the Transaction Documents, including without limitation, with respect to any conversion or redemption rights of the Purchasers under the Notes, for so long as they are outstanding.
"Uniform Commercial Code" shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the Commonwealth of Massachusetts or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time.  It is the intent of the parties that the definitions set forth above should be construed in their broadest sense so that Collateral will be construed in its broadest sense.  Accordingly if there are, from time to time, proposed changes to defined terms in the Uniform Commercial Code that broaden the definitions, they are incorporated herein and if existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones shall be controlling.  Similarly, the term "but in any event shall include" shall be construed to mean that each specifically enumerated item is included in the defined category whether or not it would otherwise be so included.  For example, where the phrase "as defined in the Uniform Commercial Code, but in any event shall include, but not be limited to . . ." is used above, it means as defined in the Uniform Commercial Code except that if any of the enumerated types of items specified thereafter would not fall within the Uniform Commercial Code definition, they shall nonetheless be included in the applicable definition for purposes of this Agreement.

2. CREATION OF SECURITY INTEREST.
As security for the payment and performance in full of the Secured Obligations, each Pledgor hereby hypothecates, pledges, assigns, sets over and delivers unto the Agent, and grants to the Agent, for the benefit of the Purchasers, a continuing first priority security interest in all its right, title and interest in, to and under the Collateral, to have and to hold the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto; subject, however, to the terms, covenants and conditions hereinafter set forth.

3. DELIVERY OF COLLATERAL.
3.1 At Time of Execution of Agreement.  Contemporaneously with the execution of this Agreement or, in any event, prior to the Closing Date, the Pledgors shall deliver or cause to be delivered to the Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, (b) any and all certificates and other instruments or documents representing any of the other Collateral and (c) all other property comprising part of the Collateral, in each case along with the Necessary Endorsements.  The Pledgors are, contemporaneously with the execution hereof, delivering to the Agent, or have previously delivered to the Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.
3.2 Subsequent Delivery of Collateral.  If any Pledgor shall become entitled to receive or shall receive any securities or other property in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Pledgor agrees to deliver to the Agent such securities or other property, including, without limitation, shares of Pledged Securities or instruments representing Pledged Interests acquired after the Closing Date, or any options, warrants, rights or other similar property or certificates representing a stock dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Pledgor or any Subsidiary of the Pledgor but excluding dividends and interest permitted to be retained by the Pledgor under Section 5 hereof:
(a) to accept the same as the agent of the Purchasers;
(b) to hold the same in trust on behalf of and for the benefit of the Purchasers; and
(c) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth (5th) Business Day following the receipt thereof by such Pledgor, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement, as additional Collateral.
4. REPRESENTATIONS AND WARRANTIES OF PLEDGOR.
4.1 Representations and Warranties.  Each Pledgor represents and warrants that each representation and warranty set forth in the Transaction Documents that relates to or refers to the Pledgor or the Collateral (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and is true and correct on and as of the date hereof.  Without limiting the generality of the foregoing, each Pledgor further represents and warrants that:
(a) The Pledged Securities are not subject to any Organizational Document, statutory, contractual or other restriction governing their issuance, transfer, ownership or control which restriction would limit the effectiveness or enforceability of the pledge and security interest created under this Agreement.
(b) The capital stock and other equity interests listed on Schedule I hereto represent all of the capital stock and other equity interests of the Subsidiaries of the Pledgors held by the Pledgors in any Subsidiary of the Pledgors.
(c) The jurisdiction of formation and the chief executive office of the Pledgors and the other offices or places of business of the Pledgors or any offices where records concerning the Collateral are kept are set forth on Schedule II hereto.  No Pledgor is known by any other name except the name appearing on the signature page hereof.
(d) Each Pledgor has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action (including, without limitation, any consent of stockholders required by Law or by its Organizational Documents) to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the authorized, valid and legally binding obligations of each Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
(e) All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Pledgors are the legal and beneficial owners of the Pledged Securities as reflected on Schedule I, free and clear of any Lien except for the security interests created by this Agreement.

(f) The pledge of the Pledged Securities pursuant to this Agreement and the filing of the necessary financing statements (which filings have been duly made or will be made substantially simultaneously with the execution of this Agreement) create a valid and perfected first priority security interest in the Collateral securing payment of the Secured Obligations.
(g) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the Uniform Commercial Code and are not held in a securities account or by any financial intermediary.
4.2 Survival of Representations and Warranties.  All the foregoing representations and warranties (including, without limitation, those incorporated by reference) shall survive the execution and delivery of this Agreement and shall continue until this Agreement is terminated as provided herein and shall not be affected or waived by any inspection or examination made by or on behalf of the Agent or any Purchaser.
5. VOTING; DIVIDENDS.
5.1 Rights Prior To Default.  Other than during the existence of an Event of Default:
(a) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Transaction Documents.
(b) Subject to and limited by the provisions set forth in the Securities Purchase Agreement and the other Transaction Documents, each Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments paid in respect of the Collateral, provided, however, that any and all:
(i) dividends or other payments paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;
(ii) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid‑in‑surplus; and
(iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or exchange for, any Collateral, except as specifically permitted by the Securities Purchase Agreement, shall forthwith be delivered to the Agent to hold as Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Agent on behalf of the Purchasers, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).

The Agent shall execute and deliver to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which they are authorized to receive and retain pursuant to paragraph (ii) above.
5.2 Rights Upon Redemption Event.  Upon the occurrence of any event pursuant to which the Pledgor may be entitled to receive payment in exchange for the Pledged Securities pursuant to redemption rights, a put option or otherwise,
(a) Any funds payable to holders of the applicable Pledged Securities (a "Redemption Payment") shall be paid over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations; and
(b) If a Pledgor for any reason receives all or any portion of a Redemption Payment, such Pledgor shall receive it in trust for the benefit of the Purchasers, shall segregate it from other funds of the holder, and shall pay it over to the Agent to be held as additional Collateral or, at the option of the Agent, applied against the Secured Obligations.
5.3 Rights After a Default.  Upon the occurrence and during the continuation of an Event of Default and as more fully set forth in Section 10 below:
(a) Subject to Section 11 below, (i) upon notice to a Pledgor by the Agent, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection 5.1 above and (ii) all rights of such Pledgor to receive the dividends, interest and other payments which it would otherwise be authorized to receive and retain pursuant to subsection 5.1 above shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other payments.
(b) All dividends, interest and other payments which are received by a Pledgor contrary to the provisions of paragraph (a) of this subsection 5.3 shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any Necessary Endorsement).
5.4 Liability of Agent and of the Purchasers.  Nothing in this Agreement shall be construed to subject the Agent or any Purchaser to liability as a partner in any Subsidiary of the Pledgor that is a partnership or as a member in any Subsidiary of the Pledgor that is a limited liability company, nor shall the Agent or any Purchaser be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of such a Subsidiary or otherwise, unless and until the Agent exercises its right to be substituted for the Pledgor as a partner or member, as applicable, pursuant hereto.
6. COVENANTS OF PLEDGOR.
6.1 Transaction Documents; Voting; Sales.  Each of the covenants and agreements which is set forth or incorporated in the Transaction Documents and which is applicable to a Pledgor or the Collateral subject hereto (or, in either case, any other term that is used with the same or similar meaning) is incorporated herein by reference and each Pledgor agrees to perform and abide by each such covenant and agreement.  Without limiting the generality of the foregoing and in furtherance thereof, each Pledgor shall vote the Pledged Securities to comply with the covenants and agreements set forth in the Transaction Documents.  Without limiting the generality of the foregoing, no Pledgor shall sell or otherwise dispose of, or grant any option with respect to, any of the Collateral, except in connection with a sale or other disposition permitted under the provisions of the Securities Purchase Agreement or the other Transaction Documents.
6.2 Proceeds of Collateral Disposition.  During the continuance of an Event of Default, at the Agent's request, each Pledgor having Pledged Securities shall establish and maintain at all times a trust account with the Agent, and all Proceeds not required to pay down the Secured Obligations in accordance with the Transaction Documents, before or after an Event of Default, shall be deposited directly and immediately into such account.  The Pledgors shall be responsible for all costs and fees arising with respect to such account at the standard rates.  The Pledgors expressly and irrevocably authorizes and consents to the ability of the Agent to charge such trust account, in its sole discretion, and recover from the funds on deposit therein, from time to time and at any time, and apply those funds against any and all Secured Obligations.
6.3 Notice of Changes in Representations.  A Pledgor shall notify the Agent in advance of any event or condition which would cause any representation and warranty set forth in Section 4.1 above to fail to be true, correct and complete.

6.4 Defense of Title.  Each Pledgor shall defend its and the Agent's respective title and interest in and to the Collateral against all Liens except Permitted Liens.
7. FURTHER ASSURANCES.
Each Pledgor agrees that at any time and from time to time, at the expense of the Pledgors and their Subsidiaries, the Pledgors will, and will cause their Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

8. AGENT APPOINTED ATTORNEY-IN-FACT; MAY PERFORM CERTAIN DUTIES.
8.1 Appointment as Attorney-in-fact.  Effective upon the occurrence of an Event of Default, and so long as such Event of Default is continuing, each Pledgor hereby appoints the Agent as its true and lawful agent, proxy and attorney-in-fact for the purpose of carrying out this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable  to accomplish the purposes hereof including, without limitation, the execution on behalf of such Pledgor of any financing or continuation statement with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to such Pledgor in respect of, arising out of, or relating to any or all of the Collateral. This power shall be valid until the termination of the security interests created hereunder, any limitation under law as to the length or validity of a proxy to the contrary notwithstanding.  This appointment is irrevocable and coupled with an interest and any proxies heretofore given by a Pledgor to any other Person are revoked.  The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents to which each Pledgor or any Subsidiary of a Pledgor is subject or to which any is a party.
8.2 Filing of Financing Statements and Preservation of Interests.  Each Pledgor hereby authorizes the Agent, and appoints the Agent as its attorney-in-fact, to file in such office or offices as the Agent deems necessary or desirable such financing and continuation statements and amendments and supplements thereto (or similar documents required by any laws of any applicable jurisdiction), and such other documents as the Agent may require to perfect, preserve and protect the security interests granted herein all without signature (except to the extent such signature is required under the laws of any applicable jurisdiction) and ratifies all such actions taken by the Agent.
8.3 Registration of Securities.  Each Pledgor and each Subsidiary of a Pledgor shall register the pledge of the shares included in the Collateral in the name of the Agent on the books of such Pledgor or such Subsidiary.  Upon the occurrence of an Event of Default, each Pledgor and each Subsidiary of a Pledgor shall at the direction of the Agent register the shares included in the Collateral in the name of the Agent on the books of such Pledgor and such Pledgor's Subsidiaries.
8.4 Performance of Pledgor's Duties.  In furtherance, and not by way of limitation, of the foregoing subsections 8.1 and 8.2, if (at any time either before or after the occurrence of an Event of Default) a Pledgor fails to perform any agreement contained herein, the Agent may (but under no circumstance is obligated to) perform such agreement and any expenses incurred shall be payable by such Pledgor and its Subsidiaries; provided, however, that nothing herein shall be deemed to relieve a Pledgor from fulfilling any of its obligations hereunder.
8.5 Acts May Be Performed By Agents and Employees.  Any act of the Agent to be performed pursuant to this Section 8 or elsewhere in this Agreement may be performed by agents or employees of the Agent.
9. STANDARD OF CARE.
9.1 In General.  No act or omission of any Purchaser (or agent or employee of any of the foregoing) shall give rise to any defense, counterclaim or offset in favor of the Pledgors or any claim or action against any such Purchaser (or agent or employee thereof), in the absence of gross negligence or willful misconduct of such Purchaser (or agent or employee thereof) as determined in a final, nonappealable judgment of a court of competent jurisdiction.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords to other collateral it holds, it being understood that it has no duty to take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral or to preserve any rights of any parties and shall only be liable for losses which are a result of its gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction.
9.2 Reliance on Advice of Counsel.  In taking any action under this Agreement, the Agent shall be entitled to rely upon the advice of counsel of the Agent's choice and shall be fully protected in acting on such advice whether or not the advice rendered is ultimately determined to have been accurate.
9.3 No Obligation To Act.  The Agent shall be entitled to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Holders and such instructions shall be binding upon all the Purchasers; provided, however, that the Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or any Security Document in the manner so requested unless, if so requested by the Agent, it shall have been provided indemnity from the Borrower satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction.  No provisions of this Agreement or any Security Document shall otherwise be construed to require the Agent to expend or risk its own funds or take any action that could in its judgment cause it to incur any cost, expenses or liability for which it is not specifically indemnified hereunder or under the Securities Purchase Agreement.  No provision of this Agreement or of any Security Document shall be deemed to impose any duty or obligation on the Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Agent in such jurisdiction or impose a tax on the Agent by reason thereof.

9.4 Action by Agent.  Absent written instructions from the Required Holders at a time when an Event of Default shall have occurred and be continuing, the Agent shall have no obligation to take any actions under the Security Documents.
10. DEFAULT.
10.1 Certain Rights Upon Default.  In addition to any other rights accorded to the Agent and the Purchasers hereunder, upon the occurrence and during the continuation of an Event of Default:
(a) The Agent shall be entitled to receive any interest, cash dividends or other payments on the Collateral and, at the Agent's option, to exercise in the Agent's discretion all voting rights pertaining thereto as more fully set forth in Section 5 above.  Without limiting the generality of the foregoing, the Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Pledgors or any Subsidiary of a Pledgor.
(b) Each Pledgor and each Subsidiary of a Pledgor shall take any action necessary or required or requested by the Agent in order to allow it fully to enforce the security interest in the Collateral hereunder and to realize thereon to the fullest extent possible, including, but not limited to, the filing of any claims with any court, liquidator, trustee, guardian, receiver or other like person or party.
(c) The Agent shall have all of the rights of a Purchaser under the Uniform Commercial Code and any other applicable law including the right to sell on such terms as it may deem appropriate any or all of the Collateral at one or more public or private sales upon at least five (5) Business Days written notice to the Pledgors of the time and place of any public sale and of the date on which the Collateral will first be offered for sale in the case of any private sale.  The Agent shall have the right to bid thereat or purchase any part or all the Collateral in its own or a nominee's name.  The Agent shall have the right to apply the proceeds of the sale, after deduction for any costs and expenses of sale (including any liabilities incurred in connection therewith including reasonable attorneys' fees and allocated costs of attorneys who are employees of the Agent), to the payment of the Secured Obligations, and to pay any remaining proceeds to the applicable Pledgor or its successors or assigns or to whomsoever may lawfully be entitled to receive the same or as a court of competent jurisdiction may direct, without further notice to or consent of such Pledgor and without regard to any equitable principles of marshalling or other like equitable doctrines.  Each Pledgor hereby acknowledges and agrees that the notice provided for above is reasonable and expressly waives any rights it may have of equity of redemption, stay or appraisal with respect to the Collateral.
(d) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and the applicable Pledgor shall not be entitled to the return of the Collateral or any portion thereof, notwithstanding the fact that after the Agent shall have entered into such an agreement, any and all Events of Default shall have been remedied and the Obligations paid in full.
(e) The Agent shall have the right, with full power of substitution either in the Agent's name or the name of any Pledgor, to ask for, demand, sue, collect and receive any and all moneys due or to become due under and by virtue of the Collateral and to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, provided, however, that nothing herein shall be construed as requiring the Agent to take any action, including, without limitation, requiring or obligating the Agent to make any inquiry as to the nature or sufficiency of any payment received, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.
(f) The Agent shall be entitled to the appointment of a receiver or trustee for all or any part of the businesses of a Pledgor or a Subsidiary of a Pledgor, which receiver shall have such powers as may be conferred by law or the appointing authority.
10.2 Agent May Exercise Less Than All Rights.  Each Pledgor hereby acknowledges and agrees that the Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Collateral, and the Agent may select less than all of the Collateral with respect to which the remedies as determined by the Agent may be exercised.
10.3 Duties of Pledgors and Subsidiaries of the Pledgors With Respect to Transferee.  In the event that, upon an occurrence of an Event of Default, the Agent shall sell all or any of the Collateral to another party or parties (herein called "Transferee") or shall purchase or retain all or any of the Collateral, each Pledgor and each Subsidiary of such Pledgor shall:
(a) Deliver to the Agent or Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of such Pledgor and each Subsidiary of such Pledgor;
(b) Use its best efforts to obtain resignations of the persons then serving as officers and directors of such Pledgor and each Subsidiary of such Pledgor, if so requested; and
(c) Use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Collateral to the Transferee or the purchase or retention of the Collateral by the Agent and allow the Transferee or the Agent to continue the business of the issuer.

11. SECURITIES LAW PROVISION.
Each Pledgor recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Collateral by reason of certain prohibitions in the Securities Act of 1933, as amended, or other U.S. federal, state or foreign securities laws (collectively, the "Securities Laws"), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Pledgor agrees that sales so made may be at prices and on terms less favorable than if the Collateral were sold to the public, and that the Agent has no obligation to delay the sale of any Collateral for the period of time necessary to register the Collateral for sale to the public under the Securities Laws.  Each Pledgor and each Subsidiary thereof shall cooperate with the Agent in its attempts to satisfy any requirements under the Securities Laws (including without limitation registration thereunder if requested by the Agent) applicable to the sale of the Collateral by the Agent.

12. SECURITY INTEREST ABSOLUTE; WAIVERS BY PLEDGORS.
12.1 Absolute Nature of Security Interest.  All rights of the Agent hereunder, the grant of the security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any of the terms of the Transaction Documents or any other instrument or document relating hereto or thereto, (b) any change in the amount, time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of any terms related thereto, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of any guaranty, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor or any other Person in respect of the Secured Obligations or in respect of this Agreement or any other Transaction Document or any obligations hereunder or thereunder.
12.2 No Duty To Marshal Assets.  The Agent shall have no obligation to marshal any assets in favor of the Pledgors or any other Person or against or in payment of any or all of the Obligations.
12.3 Waiver with Right of Subrogation, Etc.  The Pledgors acknowledge that until all the Obligations shall have been indefeasibly paid in full, the Pledgors shall have no right (and hereby waive any such right) of subrogation, reimbursement, or indemnity whatsoever, in respect of any Pledgor and any Subsidiary of a Pledgor, arising out of remedies exercised by the Agent hereunder.
12.4 Compliance with Organizational Documents.  To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner, member, shareholder or other equity owner, as applicable, of any Subsidiary of a Pledgor or compliance with any provisions of the Organizational Documents of any Subsidiary of such Pledgor, such Pledgor hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.
12.5 Waivers.  Each Pledgor hereby waives notice of acceptance of this Agreement.  Each Pledgor further waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which such Pledgor might otherwise be entitled, except as otherwise expressly provided in this Agreement or any of the other Transaction Documents.  Each Pledgor (to the extent that it may lawfully do so) covenants that it shall not at any time insist upon or plead, or in any manner claim or take the benefit of, any stay, valuation, appraisal or redemption now or at any time hereafter in force that, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on this Agreement or any other Transaction Document; and each Pledgor (to the extent that it may lawfully do so) hereby expressly waives and relinquishes all benefit of any and all such laws and hereby covenants that it will not hinder, delay or impede the execution of any power in this Agreement or in any other Transaction Document delegated to the Agent, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.
12.6 Acknowledgment Regarding Waivers.  EACH PLEDGOR'S WAIVERS UNDER THIS SECTION 12 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER SUCH PLEDGOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEY AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.
13. NON‑WAIVER AND NON‑EXCLUSIVE REMEDIES.
13.1 Non‑Exclusive Remedies.  No remedy or right herein conferred upon, or reserved to the Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder or under any other Transaction Document or under law.
13.2 Delay and Non‑Waiver.  No delay or omission by the Agent to exercise any remedy or right hereunder shall impair any such remedy or right or shall be construed to be a waiver of any Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.
14. NO IMPLIED WAIVERS.  No failure or delay on the part of the Agent in exercising any right, power or privilege under this Agreement or the other Transaction Documents and no course of dealing between a Pledgor, on the one hand, and the Agent or the Purchasers, on the other hand, shall operate as a waiver of any such right, power or privilege.  No single or partial exercise of any right, power or privilege under this Agreement or the other Transaction Documents precludes any other or further exercise of any such right, power or privilege or the exercise of any other right, power or privilege.  The rights and remedies expressly provided in this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which the Agent or the Purchasers would otherwise have.  No notice to or demand on the Pledgors in any case shall entitle the Pledgors to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Agent or the Purchasers to take any other or further action in any circumstances without notice or demand.  Any waiver that is given shall be effective only if in writing and only for the limited purposes expressly stated in the applicable waiver.

15. EFFECT OF PLEDGE ON CERTAIN SHAREHOLDER RIGHTS.
If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of their class, designation, preference or rights) or other instruments that may be converted into voting equity ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Agent's rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements of the issuer or any Pledgor to the contrary.

16. CONTINUING SECURITY INTEREST; HEIRS AND ASSIGNS.
This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until terminated pursuant to Section 16 below, (b) be binding upon each Pledgor, its successors and assigns and (c) inure to the benefit of the Agent, the Purchasers and their respective successors, transferees and assigns provided, however, that no Pledgor shall be permitted to transfer any of its obligations hereunder except as otherwise permitted by the Securities Purchase Agreement.

17. TERMINATION OF AGREEMENT; RELEASE OF COLLATERAL.
17.1 Termination of Agreement.  At such time as all the Secured Obligations in respect of the Notes have been indefeasibly paid in full (including the conversion in full of the Notes), then this Agreement shall terminate and the Collateral shall be released pursuant to subsection 17.2.
17.2 Duties of Agent With Respect To Release of Collateral.  When this Agreement terminates pursuant to subsection 17.1 above, the Agent shall reassign and deliver to the Pledgors, or to such Person or Persons as the Pledgors shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of the Pledgors.
17.3 Release of Certain Collateral.  Effective upon the closing of a sale or other disposition of any Collateral and the application of proceeds in conformity with the provisions of the Securities Purchase Agreement, and receipt by the Agent of a certification to such effect from an authorized officer of the Borrower, the security interest in the assets which are the subject of the sale or other disposition (the "Sold Collateral") shall terminate.  The Agent shall thereupon reassign and deliver to the applicable Pledgors, or to such Person as such Pledgors shall designate, against receipt, the Sold Collateral, together with appropriate instruments or reassignment and release, all without any recourse to, or warranty whatsoever by, the Agent, at the sole cost and expense of such Pledgors.
18. PAYMENT OF COSTS AND EXPENSES; INDEMNITIES.  Without limiting any other cost reimbursement or expense reimbursement provisions in the Transaction Documents,
18.1 Payment of Costs and Expenses.  Upon demand, the Pledgors shall pay to the Agent the amount of any and all reasonable expenses incurred by the Agent and the Purchasers hereunder or in connection herewith, including, without limitation, reasonable fees of counsel to the Agent and the Purchasers and those other expenses that may be incurred in connection with (a) the administration of this Agreement (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Agent or the Purchasers hereunder or (d) the failure of the Pledgors to perform or observe any of the provisions hereof.
18.2 Fees.  Each Pledgor shall, upon demand, pay to the Agent such reasonable fees (in addition to its expenses) for its services as the Agent as may be agreed upon from time to time between the Agent and the Pledgors.
18.3 Indemnification.  Each Pledgor shall indemnify, reimburse and hold harmless all Indemnitees from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final nonappealable decision of a court of competent jurisdiction.
18.4 Taxes.  Each Pledgor shall pay to the Agent, upon demand, the amount of any taxes which the Agent may have been required to pay by reason of the security interests established pursuant to this Agreement (including any applicable transfer taxes).
18.5 Additional Obligations.  Any amounts payable pursuant to this Section 18 shall be additional Secured Obligations secured hereby.

19. MISCELLANEOUS PROVISIONS.
19.1 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).
19.2 Specific Performance.  Each Pledgor hereby authorizes the Agent and the Purchasers to demand specific performance of this Agreement at any time when a Pledgor shall have failed to comply with any provision hereof, and each Pledgor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor.
19.3 Successors and Assigns.  Except as otherwise provided in the Securities Purchase Agreement, the Agent may assign or transfer this Agreement and any or all rights or obligations hereunder without the consent of the Pledgors and without prior notice.  No Pledgor shall assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Agent or as expressly provided in the Securities Purchase Agreement.  The rights and privileges of the Agent and the Purchasers under this Agreement shall inure to the benefit of their respective successors, assigns and participants.  All promises, covenants and agreements of each Pledgor contained in this Agreement shall be binding upon personal representatives, heirs, successors and assigns of such Person.  Notwithstanding the foregoing, if there is any assignment of any obligations by operation of law or in contravention of the terms of this Agreement or otherwise, then all covenants, agreements, representations and warranties made herein or pursuant hereto by or on behalf of a Pledgor shall bind the successors and assigns of such Pledgor, jointly and severally (if applicable), together with the pre-existing Pledgor whether or not such new Pledgor shall execute a joinder to this Agreement.
19.4 Amendments and Waivers.  This Agreement represents the entire agreement between the parties with respect to the transactions contemplated herein and, except as expressly provided herein, shall not be affected by reference to any other documents.  The Purchasers holding more than 50% of the total outstanding principal balance of the Notes (the "Required Holders") shall have the right to direct the Agent, from time to time, to consent to any amendment, modification or supplement to or waiver of any provision of this Agreement and to release any Collateral from any lien or security interest held by the Agent; provided, however, that (i) no such direction shall require the Agent to consent to the modification of any provision or portion thereof which (in the sole judgment of the Agent) is intended to benefit the Agent, (ii) the Agent shall have the right to decline to follow any such direction if the Agent shall determine in good faith that the directed action is not permitted by the terms of this Agreement or may not lawfully be taken and (iii) no such direction shall waive or modify any provision of this Agreement the waiver or modification of which requires the consent of all Purchasers unless all Purchasers consent thereto.  The Agent may rely on any such direction given to it by the Required Holders and shall be fully protected in relying thereon, and shall under no circumstances be liable, except in circumstances involving the Agent's gross negligence or willful misconduct as shall have been determined in a final nonappealable judgment of a court of competent jurisdiction, to any holder of the Notes or any other person or entity for taking or refraining from taking action in accordance with any direction or otherwise in accordance with this Agreement.
19.5 Notices and Communications.  Any notice contemplated herein or required or permitted to be given hereunder shall be made in the manner set forth in the Securities Purchase Agreement and delivered at the addresses set forth on the signature pages to this Agreement, or to such other address as any party hereto may have last specified by written notice to the other party or parties.
19.6 Headings; Counterparts.  Headings to this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.  Delivery of a photocopy or telecopy of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of such signature page.
19.7 Severability.  Every provision of this Agreement is intended to be severable.  If any of the provisions or terms of this Agreement shall for any reason be held to be invalid or unenforceable such invalidity or unenforceability shall not affect any of the other terms hereof, but this Agreement shall be construed as if such invalid or unenforceable term had never been contained herein.  Any such invalidity or unenforceability of any term or provision in this Agreement in a particular jurisdiction shall not be deemed to render a provision invalid or unenforceable in any other jurisdiction.
19.8 Relationship with Securities Purchase Agreement.  To the extent that any provision of this Agreement is inconsistent with any provision of the Securities Purchase Agreement, the terms of the Securities Purchase Agreement shall control.
19.9 Consent to Jurisdiction, Service and Venue; Waiver of Jury Trial.  For the purpose of any action that may be brought in connection with this Agreement, each Pledgor hereby consents to the jurisdiction and venue of the courts of the Commonwealth of Massachusetts or of any federal court located in such state and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Pledgor at the address provided for in Section 19.5 (Notices and Communications).  Service so made shall be deemed to be completed upon actual receipt at the address specified in said section.  Each Pledgor waives the right to contest the jurisdiction and venue of the courts located in Suffolk County, Commonwealth of Massachusetts on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against (a) the Agent in any court outside the Suffolk County, Commonwealth of Massachusetts, or (b) any Purchaser other than in a state within the United States designated by such Purchaser.  The provisions of this Section shall not limit or otherwise affect the right of the Agent or any Purchaser to institute and conduct an action in any other appropriate manner, jurisdiction or court.
NO PARTY TO THIS AGREEMENT, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF THE FOREGOING SHALL SEEK A JURY TRIAL IN ANY PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT RELATING TO SUCH INDEBTEDNESS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM.  NO SUCH PERSON WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.  EACH PARTY TO THIS AGREEMENT (a) CERTIFIES THAT NEITHER THE AGENT NOR ANY REPRESENTATIVE, OR ATTORNEY OF THE AGENT NOR ANY PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective authorized officers on the date first above written.

PLEDGOR:
SECURITY DEVICES INTERNATIONAL INC.

By:____________________________
Name:
Title:

Notice Information
25 Sawyer Passway,
Fitchburg, MA 01420  USA
Phone No.: (978) 868-5011
Fax No.
Attention: Dean Thrasher, President and CEO

PLEDGOR:
SECURITY DEVICES INTERNATIONAL CANADA CORP.

By:____________________________
Name:
Title:

Notice Information
#300-125 Lakeshore Road E.,
Oakville, ON  L6J 1H3  Canada
Phone No.: (905) 582-6402 X 104
Fax No. 401-274-5707
Attention: Dean Thrasher, President & CEO

[Signature Page to Borrower/Subsidiary Pledge Agreement]

AGENT:

NORTHEAST INDUSTRIAL PARTNERS, LLC, in its capacity as Agent

By:____________________________
Name:
Title:
Notice Information

Northeast Industrial Partners, LLC
107 Audubon Road, Suite 201
Wakefield, MA, USA 01880
Telephone: (339) 219-0302
Facsimile:
Attention:  Bryan S. Ganz, Manager

[Signature Page to Borrower/Subsidiary Pledge Agreement]

Schedule I

Pledged Securities

1.	100 common shares of Security Devices International Canada Corp.

Schedule II

Locations of Pledgors

Security Devices International Inc.

125 Lakeshore Road East, Suite 300
Oakville, ON L6J 1H3
Canada

State of Formation:  Delaware

Other places of business:

25 Sawyer Passway
Fitchburg, Massachusetts 01420
United States of America

and

9325 Puckett Road
Perry, Florida 32348
United States of America

Security Devices International Canada Corp.

Chief Executive Office:
#300-125 Lakeshore Road East,
Oakville, ON  L6J 1H3  Canada

State of Formation:  Canada

Other places of business:

None

EXHIBIT F

INTERCREDITOR AND SUBORDINATION AGREEMENT
This Intercreditor and Subordination Agreement (this "Agreement") is made as of December 7, 2016, by and among Northeast Industrial Partners, LLC, as Agent (the "Agent") for the Noteholders (as hereinafter defined), TSX Trust Company, as trustee (in such capacity, the "Trustee") under the Indenture (as hereinafter defined) on behalf of the Debentureholders (as defined below), and solely for purposes of acknowledging this Agreement, Security Devices International, Inc., a Delaware corporation (the "Company").

Recitals

A. The Company has obtained certain loans or other credit accommodations from the Noteholders and the Debentureholders, which are or may be from time to time secured by assets and property of the Company.
B. Pursuant to a Trust Indenture dated as of December 7, 2016 entered into between the Company and Trustee (as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the "Indenture"), the Company has sold its 12% Secured, Subordinated Convertible Debentures (as in effect on the date hereof (the "Subordinate Debentures") in the aggregate original principal amount of CAD $1,549,000 to certain investors (the "Debentureholders") in exchange for its 12% unsecured debentures dated August 6, 2014 ("Unsecured Debentures") in equal principal amount previously held by the Debentureholders.
C.  Pursuant to a Note Purchase Agreement dated as of December 7, 2016 (as the same may hereafter be amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") among the Company, the Agent, and the Noteholders who may from time to time become parties thereto (the "Noteholders"), the Company has sold to the Noteholders its 10% Senior Secured Convertible Notes (as in effect on the date hereof, the "Notes") in the aggregate original principal amount of  USD$1,500,000.
D. Pursuant to the Note Purchase Agreement, the Company has executed and delivered, and has caused each of its Subsidiaries (as defined in Section 3(a) of the Note Purchase Agreement) to execute and deliver, as applicable, a Security Agreement (the "Security Agreement"), a Security Agreement - Trademarks, Patents and Copyrights (the "IP Security Agreement"), a Guaranty and Suretyship Agreement (the "Guaranty") and a Borrower/Subsidiary Pledge Agreement (the "Pledge Agreement"), in favor of the Agent for the benefit of all of the Noteholders, pursuant to which the Company and its Subsidiaries have granted a security interest in all of their respective properties and assets in order to secure the Company's obligations under the Notes and the Subsidiaries' obligations under the Guarantees.
E. Pursuant to the Indenture, the Company and its Subsidiaries have granted a security interest in certain properties and assets of the Company and the Subsidiaries in order to secure the Company's obligations under the Subordinate Debentures, which security interest is subordinate to the security interest granted to the Noteholders, and the Trustee is authorized to enter into a subordination agreements to subordinate the security interest  in favor of the Noteholders as contemplated by the Indenture .
F. To induce Noteholders to purchase the Notes and, at any time or from time to time, at Noteholders' option, to grant such renewals or extension of the Notes, any extension of credit, purchase, or other accommodation as the Noteholders may deem advisable, the Debentureholders are willing to subordinate: (i) all of the Company's and its Subsidiaries indebtedness and obligations to Debentureholders (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or hereafter arising under the Indenture and the Subordinate Debentures (the "Junior Debt") to all of the Company's' and Guarantors' indebtedness and obligations to the Noteholders presently existing or hereafter arising under the Senior Loan Documents (as defined hereafter); and (ii) all of Debentureholders' lien, pledge, charge, security interest or encumbrance of any kind ("Lien"), if any, to all of Noteholders' Lien in the Company's  and each Guarantor's assets and property and any other property given to Noteholders as collateral for the Senior Debt (as defined hereafter).
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Trustee, on behalf of the Debentureholders, subordinates to the Agent and the Noteholders any Lien that the Debentureholders may have in any assets and/or property of the Company and its Subsidiaries and any other property given to the Noteholders as collateral for the Senior Debt.  Notwithstanding (i) anything to the contrary contained in any loan document evidencing and executed in connection with the Senior Debt including, without limitation, all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company creating (or purporting to create) a Lien upon in any property of the Company and all proceeds thereof (the "Collateral") (as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms, collectively, the "Senior Loan Documents"), (ii) time of incurrence of Senior Debt or the Junior Debt, (iii) the respective dates or the method of attachment or perfection of the Lien of the Debentureholders and the Lien of the Agent and/or Noteholders or (iv) the rules for determining priority under any law governing relative priorities of Liens, any and all Liens given pursuant to any Senior Loan Document in any Collateral now held existing or hereafter held by the Agent and/or Noteholders, regardless of how acquired, shall at all times be senior, superior and prior to the Lien of the Debentureholders on the Collateral.  Trustee, on behalf of the Debentureholders, hereby (a) acknowledges and consents to (i) the Company granting to the Agent on behalf of the Noteholders a Lien on the Collateral, (ii) the Agent and/or Noteholders filing any and all financing statements and other documents and taking any other action(s) as deemed necessary by the Agent and/or the Noteholders in order to perfect the Agent's and/or Noteholders' Lien on the Collateral, and (iii) the entering into of the Senior Loan Documents in connection therewith by the Company, (b) acknowledges and agrees that the Senior Debt, the entering into of the Senior Loan Documents in connection therewith by the Company, and the security interest granted by the Company to Agent and/or the Noteholders in the Collateral shall be permitted under the provisions of the Junior Debt documents (notwithstanding any provision of the Junior Debt documents to the contrary), (c) acknowledges, agrees and covenants that Trustee shall not (and hereby waives any right to) contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Agent's and/or Noteholders' Lien on the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that the Agent's and/or Noteholders' Lien on the Collateral (or any portion thereof) shall be unperfected.
2. Subject to Section 3 below, all Junior Debt is subordinated in right of payment to all indebtedness and obligations of the Company and the Guarantors to the Noteholders (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), whether presently existing or arising in the future under the Senior Loan Documents, including, without limitation, all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding (such indebtedness and obligations, collectively, the "Senior Debt").
3. Subject to Section 5 below, Trustee will not demand or receive from the Company (and the Company shall not pay to Trustee or any Debentureholder) all or any part of the Junior Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Trustee exercise any right or remedy with respect to any assets or property of the Company, nor will Trustee accelerate the Junior Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company, until such time as (a) the Senior Debt has been indefeasibly and fully paid in cash, (b) the Noteholders have no commitment or obligation under the Note Purchase Agreement to lend any further funds to the Company, and (c) all financing agreements between the Agent and/or the Noteholders and the Company are terminated (upon the occurrence of all of the above, a "Full Discharge of Senior Debt"); provided, however, that this Agreement shall automatically be reinstated in the event that any Noteholder is ever required to return or restore the payment of all any portion of the Senior Debt (all as though such payment had never been made).  Notwithstanding the foregoing prohibition on Trustee receiving (and the Company paying) any of the Junior Debt, provided that an Event of Default pursuant to the Senior Loan Documents has not occurred and is not continuing and would not exist immediately after such payment, Trustee shall be entitled to receive (and the Company shall be entitled to pay) each regularly scheduled, non-accelerated payment of non-default interest as and when due and payable in accordance with the terms of the Indenture and the Subordinate Debentures and the maximum principal amount of CAD $1,549,000 when payable under the terms of the Indenture and the Subordinate Debentures.  Nothing in this Agreement shall prohibit a Debentureholder from converting all or any part of the Junior Debt into equity securities of the Company in accordance with the terms of the Subordinated Debentures.
4. Trustee shall promptly deliver to Agent in the form received (except for endorsement or assignment by Trustee where required by Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by Trustee with respect to the Junior Debt other than in accordance with this Agreement.
5. Notwithstanding Section 3, unless and until Trustee has received written notice from the Agent that there has been a Full Discharge of Senior Debt, Trustee may not take any enforcement or other remedial action (including the exercise of any right of set-off) with respect to the Company or any collateral given by the Company or any of the Guarantors and held on account of the Junior Debt or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);  provided, however, that Trustee may take such enforcement or remedial action after the date that is one hundred eighty (180) days after the later (such later period, the "Standstill Period") of:

(i)	the date on which Trustee first declares the existence of event of default under any document, instrument or agreement evidencing or relating to the Junior Debt; and
(ii)
Trustee has given Agent written notice of its intention to take such enforcement or remedial action in a letter that specifically references this section and indicates what actions are contemplated (an "Enforcement Action Notice").

6. Agent may, but shall have no obligation to, cure all or any defaults set forth in the Enforcement Action Notice.  Further, if, prior to the expiration of the Standstill Period, Agent has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on any Collateral for the Senior Debt, or a case or proceeding by or against the Company is commenced under the federal Bankruptcy Code or any other insolvency law, then such period shall be extended during the continuation of such proceedings and actions until the Full Discharge of Senior Debt or the written consent of Agent to such termination.  The Company also hereby expressly acknowledges and agrees that the delivery of any Enforcement Action Notice by Trustee to Agent shall be an immediate Event of Default under the Senior Loan Documents, for which there shall be no grace or cure period.
7. In the event of the Company's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving the Company, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an "Insolvency Proceeding"), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) claims of Agent and Noteholders against the Company and the estate of the Company shall be paid in full before any payment is made to Trustee or Debentureholders.
8. Trustee shall give Agent prompt written notice of the occurrence of any default or event of default under any document, instrument or agreement evidencing or relating to the Junior Debt, and shall, simultaneously with giving any notice of default to the Company, provide Agent with a copy of any notice of default given to the Company.  Trustee and the Company acknowledge and agree that any default or event of default under the Junior Debt documents shall be deemed to be a default and an Event of Default under the Senior Loan Documents.
9. Trustee shall not accept or reject any plan of reorganization or arrangement on behalf of Trustee and/or Debentureholders and shall not otherwise vote claims of Trustee and/or Debentureholders in respect of the Junior Debt in a manner that the Agent has notified Trustee in writing would be adverse to the rights of Agent and/or Noteholders under this Agreement.  In addition to and without limiting the foregoing: (x) until the Full Discharge of Senior Debt, Trustee shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against the Company in its capacity as trustee under the Indenture or on behalf of the Debentureholders, and (y) if an Insolvency Proceeding occurs: (i) Trustee shall not assert, without the prior written consent of Agent, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Agent may consent to the use of cash collateral on such terms and conditions and in such amounts as Agent shall in good faith determine without seeking or obtaining the consent of Trustee as (if applicable) holder of an interest in the Collateral or to permit any of the Company to obtain financing, whether from Agent or any other Person under Section 364 of the United States Bankruptcy Code or any similar bankruptcy law that is secured by Liens that are senior to or on a parity with all Liens on any or all of Collateral (the "DIP Financing"), (iii) if use of cash collateral by the Company is consented to by Agent or such DIP Financing is permitted by Agent, Trustee shall not oppose such use of cash collateral or such DIP Financing on the basis that the interest of Trustee in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, (iv) will agree and consent to the subordination of all Liens held by Trustee to the Liens on the Collateral securing such DIP Financing (and all obligations relating thereto) and (v) Trustee shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Trustee, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Trustee in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if directed by Agent, Trustee shall affirmatively and promptly consent to such sale or disposition of such assets), if Agent has consented to, or supports, such sale or disposition of such assets.
10. The Company has provided Agent with true and correct copies of all of the documents evidencing or relating to the Junior Debt.
11. No amendment or modification of the documents evidencing or relating to the Junior Debt shall directly or indirectly amend or modify the provisions of this Agreement in any manner without the prior written consent of the Agent.  Subject to Section 5, Agent shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of the assets or property of the Company or Guarantors except in accordance with the terms of the Senior Debt. Upon written notice from Agent to Trustee of Agent's agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Agent (or by the Company or a Guarantor with consent of Agent), Trustee shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and Trustee shall upon written request by Agent, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Junior Debt, or to any other entitled party.  If Trustee fails to release its lien as required hereunder, Trustee hereby appoints Agent as attorney in fact for Trustee with full power of substitution to release Trustee's liens as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

12. All necessary action on the part of Agent and Trustee, and their respective officers, directors, managers, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all respective obligations of Agent and Trustee hereunder have been taken.  This Agreement constitutes the legal, valid and binding obligation of Agent and Trustee, enforceable against Agent and Trustee in accordance with its terms.  The execution, delivery and performance of and compliance with this Agreement by Agent and Trustee will not (a) result in any material violation or default of any term of any of Agent's or Trustee's respective charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.
13. If, at any time after the Full Discharge of Senior Debt any payments of the Senior Debt must be disgorged by Agent for any reason (including, without limitation, any Insolvency Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Trustee shall immediately pay over to Agent all payments received with respect to the Junior Debt to the extent that such payments would have been prohibited hereunder.  At any time and from time to time, without notice to Trustee, Agent may take such actions with respect to the Senior Debt as Agent, in its sole discretion, may deem appropriate, including, without limitation, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise modifying or amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights and remedies against the Company or any other person.  No such action or inaction shall impair or otherwise affect Agent's rights hereunder.  Trustee waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Trustee agrees that it shall not assert any such defenses or rights.
14. This Agreement shall bind any successors or assignees of Trustee and shall benefit any successors or assigns of Agent, provided, however, Trustee agrees that, prior and as conditions precedent to Trustee assigning all or any portion of the Junior Debt: (a) Trustee shall give Agent prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Trustee.  Any corporation into which the Trustee is amalgamated or with which it is consolidated or to which all or substantially all of its corporate trust business is sold or is otherwise transferred or any corporation resulting from any consolidation or amalgamation to which the Trustee is a party shall become the successor Trustee under this Agreement, without the execution of any document or any further act; provided that such successor Trustee is a corporation qualified to carry on the business of a trust corporation in Canada or the province of Ontario.
15. This Agreement shall remain effective until the earlier of (i) its termination in writing by Agent, or (ii) indefeasible payment in full of the Senior Debt. The Agent shall provide written notice to Trustee upon the occurrence of the Full Discharge of Senior Debt, with a copy to the Company.  This Agreement is solely for the benefit of the Agent, the Noteholders, the Trustee and the Debentureholders and not for the benefit of the Company or any other party.  Trustee further agrees that if the Company is in the process of refinancing any portion of the Senior Debt with a new lender or lenders, and if Agent makes a request of Trustee, Trustee shall agree to enter into a new subordination agreement with the new lender on substantially the same terms and conditions of this Agreement.
16. Trustee hereby agrees to execute such documents and/or take such further action as Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Agent.  Notwithstanding the provisions of this Agreement or any other provision of the Indenture, the  Trustee will not be charged with knowledge of the existence of any default in the payment of Senior Debt permitting the Agent to accelerate the maturity thereof, unless and until the  Trustee has received written notice (the "Written Notice") thereof from the Company or the Agent. Until such time as Written Notice has been given to the  Trustee, the Trustee shall be entitled to apply any monies deposited with it hereunder for the purpose of making payment of or on account of the principal of or interest on the Subordinate Debentures.
17. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
18. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflicts of laws principles.  Trustee and Agent submit to the non-exclusive jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement.  TRUSTEE AND AGENT WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.
19. All notices, demands, requests, consents, approvals or other communications required, permitted, or desired to be given hereunder shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 19. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (a) three (3) business days after the date mailed, (b) on the date of delivery by hand if delivered during business hours on a business day (otherwise on the next business day) and (c) on the day it is received (or the next business day if such day is not a business day)if sent by an overnight commercial courier, in each case addressed to the parties as follows:

To Agent:

Northeast Industrial Partners, LLC
107 Audubon Road, Suite 201
Wakefield, MA, USA 01880
Telephone: (339) 219-0302
Facsimile:
Attention:  Bryan S. Ganz, Manager

To Trustee:

TSX Trust Company
200 University Avenue, Suite 300
Toronto, Ontario M5H 4H, Canada
Facsimile:  (416) 361-0470
Attention:  Vice President, Trust Services

with a copy to:

Name
Address
Address
Attention:

To the Company:

Security Devices International, Inc.
#300-125 Lakeshore Road E.,
Oakville, ON  L6J 1H3  Canada
Attention:  Dean Thrasher, President & CEO                                  \

with copies to:

Hinckley, Allen & Snyder LLP
50 Kennedy Plaza, Suite 1500
Providence, RI 02903
Facsimile:  (401) 277-9600
Attention:  Margaret D. Farrell, Esq.

and

Beard Winter LLP
130 Adelaide St. W., Suite 701
Toronto, ON  M5H 2K4, Canada
Facsimile: (416) 593-7760
Attention: Erik J. Fish, Esq.

20. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.    This Agreement may be amended only by written instrument signed by Trustee and Agent, and a copy will be provided to the Company.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
"Trustee"
TSX TRUST COMPANY, as Trustee under the
Indenture (as defined herein)

By:____________________________________
Name:
Title:

By:____________________________________
Name:
Title:

"Agent"
NORTHEAST INDUSTRIAL PARTNERS, LLC, in
its capacity as Collateral Agent for the Noteholders (as
defined herein)

By:__________________________________
Name: _______________________________
Title: ________________________________

The undersigned approves the terms of this Agreement:
"Company"
SECURITY DEVICES INTERNATIONAL, INC. By: __________________________________ Name: Dean Thrasher Title: Chief Executive Officer